                                                                    EXHIBIT 10.6
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                                CREDIT AGREEMENT

                          DATED AS OF AUGUST 29, 1996

                                    BETWEEN

                     NEWPARK SHIPBUILDING AND REPAIR, INC.,
                                  AS BORROWER

                                      AND

                         HELLER FINANCIAL LEASING, INC.
                                   AS LENDER




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
                               TABLE OF CONTENTS

SECTION 1

                                                       DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.1  Certain Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.2  Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement  . . . . . . . . . .  11
         1.3  Other Definitional Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

                                                        SECTION 2

                                                AMOUNTS AND TERMS OF LOANS  . . . . . . . . . . . . . . . . . . . . .  12
         2.1  Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                          (A)     Term Loan A . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                          (B)     Term Loan B . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

         2.2  Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                          (A)     Rate of Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                          (B)     Computation and Payment of Interest . . . . . . . . . . . . . . . . . . . . . . . .  13
                          (C)     Interest Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         2.3  Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                          (A)     Prepayment Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                          (B)     Fixed Rate Breakage Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                          (C)     Late Charges  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         2.4  Payments and Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                          (A)     Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                          (B)     Manner and Time of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                          (C)     Payments on Business Days . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                          (D)     Voluntary Prepayments and Repayments  . . . . . . . . . . . . . . . . . . . . . . .  16
                          (E)     Application of Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

                                                        SECTION 3

                                                   CONDITIONS TO LOANS  . . . . . . . . . . . . . . . . . . . . . . .  16
         3.1     Conditions to Initial Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                          (A)     Deliveries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                          (B)     Purchase Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                          (C)     Performance of Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                          (D)     Security Interests, UCC Filings and Stock Certificates  . . . . . . . . . . . . . .  17
                          (E)     Termination of Prior Indebtedness Liens and Other Liens . . . . . . . . . . . . . .  17
                          (F)     Insurance Policies and Endorsements . . . . . . . . . . . . . . . . . . . . . . . .  17
         3.2     Conditions to All Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         3.3     Conditions to Term Loan B  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

                                                        SECTION 4

                                        BORROWER'S REPRESENTATIONS AND WARRANTIES   . . . . . . . . . . . . . . . . .  19
         4.1     Organization, Powers, Capitalization, Good Standing, Business and Subsidiaries . . . . . . . . . . .  19
                          (A)     Organization and Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                          (B)     Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                          (C)     Qualification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                          (D)     Conduct of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                          (E)     Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         4.2     Authorization of Borrowing, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                          (A)     Authorization of Borrowing  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                          (B)     No Conflict . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                          (C)     Governmental Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                          (D)     Binding Obligation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                          (E)     Valid Issuance of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         4.3     Financial Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                          (A)     Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                          (B)     Pro Forma . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                          (C)     Projections . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         4.4     Indebtedness and Contingent Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         4.5     No Material Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         4.6     Title to Properties; Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         4.7     Litigation; Adverse Facts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         4.8     Payment of Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         4.9     Adverse Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         4.10    Performance of Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         4.11    Governmental Regulation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         4.12    Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                          (A)     No Other Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                          (B)     ERISA and IRC Compliance and Liability  . . . . . . . . . . . . . . . . . . . . . .  24
                          (C)     Funding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                          (D)     Prohibited Transactions and Payments  . . . . . . . . . . . . . . . . . . . . . . .  24
                          (E)     No Termination Event  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                          (F)     ERISA Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         4.13    Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         4.14    Broker's Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         4.15    Environmental Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                          (A)     No Environmental Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                          (B)     Storage of Hazardous Materials  . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                          (C)     Compliance with Environmental Laws  . . . . . . . . . . . . . . . . . . . . . . . .  25
         4.16    Employee Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         4.17    Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         4.18    Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         4.19    Use of Proceeds and Margin Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         4.20    Representations and Warranties from the Purchase Agreement . . . . . . . . . . . . . . . . . . . . .  27
                          (A)     Borrower Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                          (B)     Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         4.21    Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         4.22    Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         4.23    Title  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         4.24    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

                                                        SECTION 5

                                             BORROWER'S AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . .  28
         5.1     Financial Statements and Other Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                          (A)     Interim Financials  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                          (B)     Year-End Financials . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                          (C)     Borrower Compliance Certificate . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                          (D)     Accountants' Certification  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                          (E)     Accountants' Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                          (F)     Appraisals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                          (G)     Projections . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                          (H)     SEC Filings and Press Releases  . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                          (I)     Subordinated Indebtedness Notices . . . . . . . . . . . . . . . . . . . . . . . . .  31
                          (J)     Events of Default, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                          (K)     Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                          (L)     Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                          (M)     Termination Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                          (N)     ERISA Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                          (O)     Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                          (P)     Supplemented Schedules; Notice of Corporate Changes . . . . . . . . . . . . . . . .  32
                          (Q)     Tax Returns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                          (R)     Tax Returns and Financial Statements  . . . . . . . . . . . . . . . . . . . . . . .  32
                          (S)     Management Report . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                          (T)     Other Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         5.2     Access to Accountants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         5.3     Corporate Existence, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         5.4     Payment of Taxes and Claims; Tax Consolidation . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         5.5     Maintenance of Properties; Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         5.6     Inspection; Lender Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         5.7     Environmental Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                          (A)     Environmental Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                          (B)     Remedial Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                          (C)     Further Assurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         5.8     Environmental Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         5.9     Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         5.10    Covenants in Acquisition Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         5.11    Mortgages; Title Insurance; Surveys  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                          (A)     Title Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                          (B)     Additional Mortgaged Property . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                          (C)     Surveys . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         5.12    Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         5.13    Environmental Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

                                                        SECTION 6

                                                  INTENTIONALLY OMITTED   . . . . . . . . . . . . . . . . . . . . . .  41

                                                        SECTION 7

                                              BORROWER'S NEGATIVE COVENANTS   . . . . . . . . . . . . . . . . . . . .  41
         7.1     Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         7.2     Liens and Related Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                          (A)     No Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                          (B)     No Negative Pledges . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                          (C)     No Restrictions on Subsidiary Distributions to Borrower . . . . . . . . . . . . . .  42
         7.3     Investments; Joint Ventures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         7.4     Contingent Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         7.5     Restricted Junior Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         7.6     Restriction on Fundamental Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         7.7     Disposal of Assets or Subsidiary Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         7.8     Restriction on Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         7.9     Sales and Lease-Backs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         7.10    Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         7.11    Management Fees and Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         7.12    Environmental Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         7.13    Conduct of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         7.14    Changes Relating to Subordinated Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         7.15    Fiscal Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         7.16    Compliance with ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         7.17    Press Release; Public Offering Materials . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         7.18    Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         7.19    Capital Expenditures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         7.20    Fixed Charge Coverage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         7.21    Leverage Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         7.22    Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         7.23    Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement . . . . . . . . .  49


                                                        SECTION 8

                                               DEFAULT, RIGHTS AND REMEDIES . . . . . . . . . . . . . . . . . . . . .  50
         8.1     Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                          (A)     Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                          (B)     Default in Other Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                          (C)     Breach of Certain Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                          (D)     Breach of Warranty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                          (E)     Other Defaults Under Loan Documents . . . . . . . . . . . . . . . . . . . . . . . .  50
                          (F)     Involuntary Bankruptcy; Appointment of Receiver, etc. . . . . . . . . . . . . . . .  51
                          (G)     Voluntary Bankruptcy; Appointment of Receiver, etc. . . . . . . . . . . . . . . . .  51
                          (H)     Governmental Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                          (I)     Judgment and Attachments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                          (J)     Dissolution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                          (K)     Solvency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                          (L)     Injunction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                          (M)     ERISA - Pension Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                          (N)     ERISA - Multiemployer Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                          (O)     Invalidity of Loan Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

                          (P)     Damage, Strike, Casualty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                          (Q)     Licenses and Permits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                          (R)     Failure of Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                          (S)     Change in Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                          (T)     Board Seat  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                          (U)     Adequate Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         8.2     Acceleration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         8.3     Performance by Lender  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54


                                                        SECTION 9

                                               ASSIGNMENT AND PARTICIPATION . . . . . . . . . . . . . . . . . . . . .  54
         9.1     Assignments and Participations in Loans and Notes  . . . . . . . . . . . . . . . . . . . . . . . . .  54


                                                        SECTION 10

                                                      MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . . .  54
         10.1    Expenses and Attorneys' Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         10.2    Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         10.3    Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         10.4    Intentionally Omitted  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         10.5    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         10.6    Survival of Warranties and Certain Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         10.7    Failure or Indulgence Not Waiver; Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . .  58
         10.8    Marshaling; Payments Set Aside . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         10.9    Independence of Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         10.10   Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         10.11   Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         10.12   APPLICABLE LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         10.13   Successors and Assigns; Subsequent Holders of Notes  . . . . . . . . . . . . . . . . . . . . . . . .  59
         10.14   No Fiduciary Relationship  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         10.15   Limitation of Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         10.16   No Duty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         10.17   Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         10.18   Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         10.19   CONSENT TO JURISDICTION AND SERVICE OF PROCESS . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         10.20   WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         10.21   Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         10.22   Counterparts; Effectiveness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61

                               CREDIT AGREEMENT


     This CREDIT AGREEMENT is dated as of August 29, 1996 and entered into by and between NEWPARK SHIPBUILDING AND REPAIR, INC., a Texas corporation ("Borrower"), with its principal place of business and chief executive office at 8502 Cypress Street, Houston, Texas 70112 and HELLER FINANCIAL LEASING, INC., a Delaware corporation ("Lender"), with offices at 500 West Monroe Street, Chicago, Illinois 60661.

                                   RECITALS:

     WHEREAS, pursuant to Section 14 of that certain Equipment Lease Agreement dated as of March 11, 1994 (the "Equipment Lease") by and among Newpark Resources, Inc., a Delaware corporation ("Resources"), and Newpark Shipholding Texas, L.P., a Texas limited partnership and successor by merger to Newpark Shipholding, Inc., a Texas corporation ("Shipholding"), as Co-Lessees, and Republic Financial Corporation, a Colorado corporation ("Republic"), as Lessor, as assigned by Co-Lessees to Borrower pursuant to that certain Assignment and Assumption Agreement of even date herewith by and among Co-Lessees, Borrower and Republic, Republic has agreed to sell, and Borrower has agreed to purchase, certain property of Republic; and

     WHEREAS, pursuant to that certain Agreement for Purchase and Sale of Assets dated as of August 29, 1996 (the "Purchase Agreement") by and between Borrower and Shipholding, Shipholding has agreed to sell, and Borrower has agreed to purchase, certain real and personal property of Shipholding (the "Acquisition"); and

     WHEREAS, Borrower desires that Lender extend certain term credit facilities to Borrower to fund the purchase pursuant to the Equipment Lease and a portion of the Acquisition, the repayment of certain indebtedness, provide working capital financing for Borrower and provide funds for other general purposes of Borrower as permitted herein; and

     WHEREAS, Borrower desires to secure all of its obligations under the Loan Documents by granting to Lender a security interest in and lien upon all of its personal and real property; and

     WHEREAS, each of Newpark Resources, Inc., a Delaware corporation ("Resources"), and Samuel F. Eakin ("Eakin"), among others, is willing to guarantee all of the Obligations under the Loan Documents subject to the limitations, if any, set forth in the guaranty executed by such guarantor; and

     WHEREAS, First Wave Marine, Inc., a Texas corporation ("First Wave"), the majority shareholder of Borrower, is willing to guarantee all of the Obligations under the Loan Documents and to pledge the capital stock of Borrower owned by First Wave to Lender to secure the Obligations under the Loan Documents.

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrower and Lender agree as follows:

                                   SECTION 1

                                  DEFINITIONS

1.1      CERTAIN DEFINED TERMS

         The terms defined below are used in this Agreement as so defined. Terms defined in the preamble and recitals to this Agreement are used in this Agreement as so defined.

         "ACQUISITION DOCUMENTS" means the Purchase Agreement, the Equipment Lease and all other documents, agreements and certificates executed in connection with the Purchase Agreement and, to the extent Borrower is a party thereto or beneficiary thereof, with the Equipment Lease; excluding, however, all Loan Documents, Capitalization Documents and Subordinated Loan Documents.

         "AFFILIATE" means any Person (other than Lender and, on the Closing Date, Resources and the Management Shareholders): (a) directly or indirectly controlling, controlled by, or under common control with, Borrower; (b) directly or indirectly owning or holding five percent (5%) or more of any equity interest in Borrower; or (c) five percent (5%) or more of whose voting stock or other equity interest is directly or indirectly owned or held by Borrower. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise.

         "AGREEMENT" means this Credit Agreement (including all schedules, exhibits, annexes and appendices hereto).

         "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as amended from time to time and all rules and regulations promulgated thereunder.

         "BIG SIX ACCOUNTING FIRM" means any of Arthur Andersen & Co., KPMG Peat Marwick, Coopers & Lybrand, Ernst & Young, Deloitte & Touche and Price Waterhouse or any of their respective successors.

         "BUSINESS DAY" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the Commonwealth of Pennsylvania or the State of Illinois.

         "CAPITAL EXPENDITURES" means, without duplication, for any period, the aggregate of all expenditures on a consolidated basis including deposits (whether paid in cash or property or accrued as liabilities and including the aggregate amount of all principal payments due for the entire term of all Capital Leases which are required to be capitalized on the balance sheet) made by Borrower and its Subsidiaries that, in conformity with GAAP, are required to be included in the property, plant, or equipment, or similar fixed asset account.

         "CAPITALIZATION DOCUMENTS" means, collectively: (a) any or all of the stock certificates, partnership agreement, notes or debentures representing Securities of the Loan Parties; (b) the indentures or other documents pursuant to which such notes and debentures are issued or to be issued; (c) each document governing the issuance of, or setting forth the terms of, such notes or debentures; and (d) any stockholders, partnership or intercreditor agreement among or between the holders of Securities of a Loan Party.

         "CAPITAL LEASE" means any lease of any property (whether real, personal or mixed) that, in conformity with GAAP, should be accounted for as a capital lease.

         "CASH EQUIVALENTS" means: (a) marketable direct obligations issued or unconditionally guarantied by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (b) commercial paper maturing no more than one year from the date issued and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Service, Inc.; (c) certificates of deposit or bankers' acceptances maturing within one year from the date of issuance thereof issued by, or overnight reverse repurchase agreements from, any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $500,000,000 and not subject to setoff rights in favor of such bank; (d) time deposits maturing no more than thirty (30) days from the date of creation thereof with commercial banks having membership in the Federal Deposit Insurance Corporation in amounts not exceeding the lesser of $100,000 or the maximum amount of insurance applicable to the aggregate amount of a Person's deposits at such institution; and (e) deposits or investments in mutual or similar funds offered or sponsored by brokerage or other companies having membership in the Securities Investor Protection Corporation in amounts not exceeding the lesser of $100,000 or the maximum amount of insurance applicable to the aggregate amount of a Person's deposits at such institution.

         "CLOSING DATE" means August 30, 1996.

         "COLLATERAL" means, collectively: (a) all capital stock and other property pledged pursuant to the Pledge Agreements; (b) all "Collateral" as defined in the Security Agreement; (c) all real property mortgaged pursuant to the Mortgages; and (d) any property or interest provided in addition to or in substitution for any of the foregoing.

         "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit 1.1(A).

         "CONTINGENT OBLIGATION", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person: (a) with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (b) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (c) under Interest Rate Agreements; or (d) under any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect that Person against fluctuations in currency values. Contingent Obligations shall include
(i) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another,
(ii) the obligation to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, and
(iii) any liability of such Person for the obligations of another through any agreement to purchase, repurchase or otherwise acquire such obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

         "CONTRACTUAL OBLIGATION", as applied to any Person, means any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject including, without limitation, the Related Transaction Documents.

         "CORPORATE LOAN PARTY" means, collectively, each Loan Party other than Eakin and any other individual who is or becomes a party to any Loan Document.

         "DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

         "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

         "EMPLOYEE BENEFIT PLAN" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of any Corporate Loan Party or any ERISA Affiliate or (b) has at any time within the preceding six years been maintained for the employees of any Corporate Loan Party or any current or former ERISA Affiliate.

         "ENVIRONMENTAL CLAIMS" has the meaning assigned to that term in subsection 4.15(A).

         "ENVIRONMENTAL LAWS" means all present and future federal, state or local laws, statutes, ordinances, codes, rules, regulations, orders, decrees or directives imposing liability or standards of conduct for relating to the environment, industrial hygiene, land use or the protection of human health and safety, natural resources, pollution or waste management.

         "ERISA" means the Employee Retirement Income Security Act of 1974, and all rules and regulations promulgated thereunder.

         "ERISA AFFILIATE", as applied to any Corporate Loan Party, means any Person who is a member of a group which is under common control with any Corporate Loan Party, who together with any Corporate Loan Party is treated as a single employer within the meaning of Section 414(b) and (c) of the IRC.

         "EVENT OF DEFAULT" means each of the events set forth in subsection
8.1.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934.

         "FIRST WAVE NOTE" means that certain promissory note of even date herewith in the amount of $600,000 made by First Wave payable to Shipholding, in form and substance satisfactory to Lender.

         "FISCAL YEAR" means the year ending December 31 of such year.

         "FUNDING DATE" means the date of each funding of a Loan.

         "GAAP" means generally accepted accounting principles as set forth in statements from Auditing Standards No. 69 entitled "The Meaning of 'Present Fairly in Conformance with Generally Accepted Accounting Principles in the Independent Auditors Reports'" issued by the Auditing Standards Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

         "GUARANTOR" or "GUARANTORS" means Resources, Eakin, First Wave and, if applicable as provided in subsection 5.12(C), Frank Eakin and David Ammons.

         "GUARANTY" or "GUARANTIES" means individually and/or collectively, the continuing guaranty to be executed and delivered by each Guarantor, in form and substance satisfactory to Lender.

         "HAZARDOUS MATERIAL" means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as "hazardous substances", "hazardous materials", "hazardous wastes", "toxic substances" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity or "TLCP" toxicity, "EP toxicity"; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; and (d) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

         "INDEBTEDNESS", as applied to any Person, means: (a) all indebtedness for borrowed money; (b) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (d) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six months from the date the obligation is incurred or is evidenced by a note or similar written instrument; and (e) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Obligations under Interest Rate Agreements constitute Contingent Obligations and not Indebtedness.

         "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect a Person against fluctuations in interest rates.

         "INVESTMENT" means, with respect to any Person (a) any direct or indirect purchase or other acquisition by such Person or any of its Subsidiaries of any beneficial interest in, including stock, partnership interest or other Securities of, any other Person (other than a Person that prior to the relevant purchase or acquisition was a Subsidiary of such Person) or (b) any direct or indirect loan, advance or capital contribution by such Person or any of its Subsidiaries to any other Person (other than a Subsidiary of such Person), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such investment.

         "IRC" means the Internal Revenue Code of 1986, and any rule or regulation promulgated thereunder from time to time.

         "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, regardless of the legal form of such arrangement.

         "LIEN" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind, whether voluntary or involuntary, (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

         "LOAN" or "LOANS" means Term Loan A and/or Term Loan B.

         "LOAN DOCUMENTS" means this Agreement, the Notes, the Security Documents and all other instruments, documents and agreements executed by or on behalf of any Loan Party or Resources and delivered concurrently herewith or at any time hereafter to or for the benefit of Lender in connection with the Loans and other transactions contemplated by this Agreement, all as amended, supplemented or modified from time to time, but excluding all Acquisition Documents, Capitalization Documents and Subordinated Loan Documents. For purposes of this Agreement and the other Loan Documents, the Shareholders Agreement is deemed to be a Loan Document.

         "LOAN PARTY" means, collectively, Borrower, Guarantors (other than Resources) and any other Person (other than Lender, Resources and Management Shareholders) which is or becomes a party to any Loan Document.

         "LOAN YEAR" means each period of twelve (12) consecutive months commencing on the Closing Date and on each anniversary thereof.

         "MANAGEMENT SHAREHOLDERS" means the owners (other than First Wave) of the outstanding capital stock of Borrower which are or become parties to that certain Pledge Agreement of even date herewith among such Persons and Lender with respect to the capital stock of Borrower.

         "MATERIAL ADVERSE EFFECT" means (a) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of any Loan Party or Resources on an individual basis or (b) the impairment of the ability of any Loan Party or Resources to perform its obligations under any Loan Document to which it is a party or Lender to enforce or collect any of the Obligations, including the obligations of any Loan Party or Resources to perform or Lender to enforce any Guaranty. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

         "MORTGAGE" means each of the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other real estate security documents delivered by any Loan Party to Lender, with respect to Mortgaged Property or Additional Mortgaged Property, all in form and substance satisfactory to Lender.

         "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which any Corporate Loan Party or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six years.

         "NOTE" or "NOTES" means Term Note A and/or Term Note B.

         "OBLIGATIONS" means all obligations, liabilities and indebtedness of every nature of each Loan Party or Resources from time to time owed to Lender under the Loan Documents including the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable whether before or after the filing of a proceeding under the Bankruptcy Code by or against Borrower or its Subsidiaries or any other Loan Party or Resources.

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

         "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Part 3 of Title I of ERISA, Title IV of ERISA or Section 412 of the IRC and which (a) is maintained for employees of any Corporate Loan Party or any of their ERISA Affiliates or
(b) has at any time within the preceding six years been maintained for the employees of any Corporate Loan Party or any of their current or former ERISA Affiliates.

         "PERMITTED ENCUMBRANCES" means the following:

                 (a) Liens (other than Liens relating to Environmental Claims or ERISA) for taxes, assessments or other governmental charges not yet due and payable;

                 (b) Any attachment or judgment Lien subordinate to Liens in favor of Lender and which do not constitute an Event of Default under subsection 8.1(I);

                 (c)  Liens in favor of Lender;

                 (d) Subject to the Subordination Agreement, liens in favor of Shipholding securing the Subordinated Note granted pursuant to the Subordinated Loan Documents;

                 (e) Liens existing on the date hereof, which Liens are set forth on Schedule II to the Security Agreement, and renewals and extensions thereof;

                 (f) Liens solely encumbering accounts receivable and inventory of Borrower securing Indebtedness permitted under subsection 7.1(h);

                 (g) Liens encumbering specific equipment purchased by Borrower securing Indebtedness permitted under subsections 7.1(e) and
         (f); and

                 (h) Liens securing the flare permitted to be purchased pursuant to subsection 7.19.

         "PERSON" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof and their respective permitted successors and assigns (or in the case of a governmental person, the successor functional equivalent of such Person).

         "PLEDGE AGREEMENT" or "PLEDGE AGREEMENTS" means, individually and/or collectively, the stock pledge agreement to be executed by the Management Shareholders and the stock pledge agreement to be executed by First Wave, in each case with respect to the capital stock of Borrower and in each instance in form and substance satisfactory to Lender.

         "PRIOR INDEBTEDNESS" means the indebtedness and other obligations identified on Schedule 1.1(A), which are to be paid on the Closing Date.

         "PRO FORMA" means, with respect to any Person, the unaudited consolidated balance sheet of such Person and its Subsidiaries as of the Closing Date after giving effect to the Related Transactions. Notwithstanding any other term contained in this Agreement, should the application of purchase or other accounting principles permit such Person, in accordance with GAAP, to characterize certain expenditures as capital items rather than expense, then such expenditures shall be treated as expense in the period such expenditures were incurred or paid for all purposes under this Agreement unless such expenditure was identified and capitalized in the Pro Forma. The Pro Forma of Borrower is annexed hereto as Schedule 1.1(B).

         "PROJECTIONS" means, with respect to any Person, the forecasted consolidated and consolidating of such Person: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, all prepared Subsidiary by Subsidiary basis and otherwise consistent with such Person's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

         "RELATED TRANSACTIONS" means the Acquisition, the execution and delivery of the Related Transactions Documents, the funding of Term Loan A on the Closing Date, the funding of the Subordinated Indebtedness, the repayment of the Prior Indebtedness and the payment of all fees, costs and expenses associated with all of the foregoing.

         "RELATED TRANSACTIONS DOCUMENTS" means the Acquisition Documents, the Loan Documents, the Subordinated Loan Documents and the Capitalization Documents.

         "RESTRICTED JUNIOR PAYMENT" means, with respect to any Person: (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock, partnership interest or other equity security of such Person or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock or other equity security of such Person or any of its Subsidiaries now or hereafter outstanding; (c) any payment or prepayment of principal of, premium, if any, or interest on, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Indebtedness; and (d) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock or other equity security of such Person or any of its Subsidiaries now or hereafter outstanding.

         "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

         "SECURITY AGREEMENT" means the security agreement to be executed and delivered by Borrower, in form and substance satisfactory to Lender.

         "SECURITY DOCUMENTS" means all instruments, documents and agreements executed by or on behalf of any Loan Party, Resources or Management Shareholders to guarantee or provide collateral security with respect to the Obligations and other transactions contemplated by this Agreement, including, without limitation, the Guaranties, the Pledge Agreements, the Mortgages, the Security Agreement and all instruments, documents and agreements executed pursuant to the terms of the foregoing, including, without limitation, those executed pursuant to the Security Agreement.

         "SHAREHOLDERS AGREEMENT" means that certain Shareholder Agreement of even date herewith among Borrower, First Wave, Management Shareholders and Resources.

         "SUBORDINATED INDEBTEDNESS" means the Indebtedness evidenced by the Subordinated Note and all other Indebtedness of Borrower or any of its Subsidiaries which is subordinated in right of payment to the Obligations.

         "SUBORDINATED LOAN DOCUMENTS" means the Subordinated Note, the First Wave Note, Subordination Agreement and all documents and instruments executed in connection with any of the foregoing.

         "SUBORDINATED NOTE" means that certain promissory note of even date herewith in the amount of $8,534,000 made by Borrower payable to Shipholding, in form and substance satisfactory to Lender.

         "SUBORDINATION AGREEMENT" means that certain Subordination and Intercreditor Agreement of even date herewith among Lender, Shipholding, First Wave and Borrower.

         "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, association or other business entity of which more than 50% of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof. A partnership is a subsidiary of each general partner thereof.

         "TERM LOAN A" means the advance made pursuant to subsection 2.1(A).

         "TERM LOAN B" means the advance made pursuant to subsection 2.1(B).

         "TERM NOTE A" means each promissory note of Borrower evidencing Term Loan A.

         "TERM NOTE B" means each promissory note of Borrower evidencing Term Loan B.

         "TERMINATION EVENT" means: (a) a "Reportable Event" described in
Section 4043 of ERISA and the regulations issued thereunder; or (b) the withdrawal of any Corporate Loan Party or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in
Section 4001(a)(2) or 4068(f) of ERISA; or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA; or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC; or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (f) the partial or complete withdrawal of any Corporate Loan Party or any ERISA Affiliate from a Multiemployer Plan; or (g) the imposition of a Lien pursuant to Section 412 of the IRC or Section 302 of ERISA; or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA; or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

         "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of Illinois, or as in effect in any jurisdiction in which Collateral is located.

1.2 ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS UNDER AGREEMENT

     For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP. Financial statements and other information furnished to Lender pursuant to subsection 5.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation.

1.3  OTHER DEFINITIONAL PROVISIONS

     References to "Sections", "subsections", "Exhibits" and "Schedules" shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Agreement, "hereof," "herein," "hereto," "hereunder" and the like mean and refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which the respective word appears; words importing any gender include the other genders; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement or any other Loan Document; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.


                                   SECTION 2

                           AMOUNTS AND TERMS OF LOANS

2.1  LOANS

             (A) TERM LOAN A. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower contained herein, Lender agrees to lend to Borrower on the Closing Date Term Loan A. The aggregate amount of Term Loan A shall
     be $11,800,000.00.   Term Loan A shall be funded in one drawing.
     Amounts borrowed under this subsection 2.1(A) and repaid may not be reborrowed.

              (B) TERM LOAN B. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower contained herein, Lender agrees to lend to Borrower on a date no later than August 31, 1997 Term Loan B. The aggregate amount of Term Loan B shall not exceed

         $600,000. Term Loan B shall be funded in one drawing. Amounts borrowed under this subsection 2.1(B) and repaid may not be reborrowed.

2.2      INTEREST

                 (A) RATE OF INTEREST. Term Loan A and all other Obligations (other than Term Loan B) shall bear interest from the date such Loans are made or such other Obligations become due to the date paid at a fixed rate per annum equal to ten and forty-two one hundredths percent (10.42%). Term Loan B shall bear interest from the date such Loan is made to the date paid at a fixed rate per annum equal to the sum of (i) the U.S. Treasury Note yield having a maturity at least equal to, but not less than, the remaining term of Term Loan A as of the date which is 3 Business Days prior to the Funding Date of Term Loan B plus (ii) three and three quarters percent (3.75%).

                 Notwithstanding the foregoing, at the election of Lender in its sole discretion, after the occurrence of an Event of Default and for so long as such Event of Default continues, the Loans and all other Obligations shall bear interest until paid in full at a rate per annum that is four percent (4.0%) in excess of the rate of interest otherwise payable under this Agreement.

                 (B) COMPUTATION AND PAYMENT OF INTEREST. Interest on the Loans and all other Obligations shall be computed on the basis of a 360-day year consisting of twelve (12) thirty (30) day months.

                 (C) INTEREST LAWS. Notwithstanding any provision to the neither contrary contained in this Agreement or the other Loan Documents, Borrower nor any other Loan Party (or Resources) shall be required to pay, and Lender shall not be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by law ("Excess Interest"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement or in any of the other Loan Documents, then in such event: (1) the provisions of this subsection shall govern and control; (2) neither Borrower nor any other Loan Party (or Resources) shall be obligated to pay any Excess Interest;
         (3) any Excess Interest that Lender may have received hereunder shall be, at Lender's option, (a) applied as a credit against the outstanding principal balance of the Obligations or accrued and unpaid interest (not to exceed the maximum amount permitted by law), (b) refunded to the payor thereof, or (c) any combination of the foregoing; (4) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "Maximum Rate"), and this Agreement and the other Loan Documents shall be deemed to have been and shall be, reformed and modified to reflect such reduction; and (5) neither Borrower nor any other Loan Party (or Resources) shall have any action against Lender for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any Obligation is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Obligations shall remain at the Maximum Rate until each Lender shall have received the amount of interest which such Lender would have received during such period on such Obligations had the rate of interest not been limited to the Maximum Rate during such period.

2.3      FEES

                 (A) PREPAYMENT FEES. If Borrower prepays the Obligations in full or in part whether voluntarily, as a result of acceleration or otherwise, Borrower shall pay to Lender as liquidated damages and compensation for the costs of being prepared to make funds available to Borrower under this Agreement, and not as a penalty, an amount determined by multiplying the percentage set forth below by the sum of the outstanding principal balance of the Term Loans at the date of such prepayment or, in the case of a partial prepayment, the amount of such prepayment: four percent (4%) for a prepayment during the first Loan Year, three percent (3%) for a prepayment during the second Loan year, two percent (2%) for a prepayment during the third Loan Year and one percent (1%) for a prepayment during each Loan Year thereafter.

                 (B)      FIXED RATE BREAKAGE FEE.   Upon any prepayment of a
         Loan (regardless of the source of such prepayment and whether voluntary, by acceleration or otherwise), in addition to any other prepayment fees due from Borrower, Borrower shall pay Lender, an amount (the "Fixed Rate Breakage Fee" which for purposes hereof shall not be less than zero) equal to the present value, for each remaining year of the term of such prepaid Loan, of (1) the yield as reported on the Closing Date, in the Federal Reserve statistical release H.15
         (519) under the caption "U.S. Government Securities/Treasury Constant Maturities" (hereinafter "H.15 (519)") for a Treasury Note with a term equal to the Original Term on such Loan on the Closing Date (which will be obtained by interpolating between the yield reported on the
         H.15 (519) for specific whole years) on the date the Loan was funded less (2) the yield as reported on the date of such prepayment in the
         H.15 (519) for a Treasury Note with a term equal to that remaining on such Loan (which will be obtained by interpolating between the yield reported on the H.15 (519) for specific whole years) on the date of such prepayment, multiplied by (a) the outstanding principal balance of such Loan at the time of prepayment for purposes of calculating such amount for the month during which such prepayment occurs and by
         (b) the principal balance that would have been outstanding at the beginning of each successive Loan Year in the remaining term of such Loan had the amortization schedule set forth for such Loan been adhered to; provided, that the rate determined in (2) above will be used as the discount rate in computing such present value. The Fixed Rate Breakage Fee represents Lender's reinvestment loss resulting from making a fixed rate loan.

                 (C) LATE CHARGES. If payments of principal, interest or any other amount due hereunder or under any of the other Loan Documents are not timely made and remain overdue for a period of ten
         (10) days, Borrower, without notice or demand by Lender, promptly shall pay to Lender an amount equal to five percent (5%) of each delinquent payment.

2.4      PAYMENTS AND PREPAYMENTS

                 (A)      PAYMENTS.

                          (i) Interest on the outstanding principal balance of Term Loan A from the Closing Date through August 31, 1996 shall be due and payable on September 3, 1996. Thereafter, Borrower shall make consecutive monthly payments of principal and interest with respect to Term Loan A, each in the amount of $158,696. Each such payment shall be due and payable monthly on the first day of each month commencing October 1, 1996 and continuing on the first day of each month thereafter.

                          (ii) Interest on the outstanding principal balance of Term Loan B from the Funding Date of Term Loan B through the last day of the month in which the Funding Date occurs shall be due and payable on the first day of the month immediately succeeding the month in which such Funding Date occurs. Thereafter, Borrower will make consecutive monthly payments of principal and interest with respect to Term Loan B based on a ten (10) year amortization schedule utilizing the interest rate calculated pursuant to subsection 2.2(A) with respect to Term Loan B. Each such payment shall be due and payable monthly on the first day of each month commencing on the first day of the second month following the month in which the Funding Date with respect to Term Loan B occurs and continuing on the first day of each month thereafter.

                          (iii) The outstanding principal balances of Term Loan A and Term Loan B and all accrued and unpaid interest shall be due and payable on August 31, 2003 or any earlier date on which the Obligations shall be required to be paid in full, whether by acceleration or otherwise. In addition to the foregoing, interest shall be payable on the date of prepayment of any Loan, whether by acceleration or otherwise.

                 (B) MANNER AND TIME OF PAYMENT. All payments by Borrower of the Obligations shall be made without deduction, defense, setoff or counterclaim and in same day funds and delivered to Lender by wire transfer to Lender's account, ABA No. 0710-0001-3, Account No. 5296404 at The First National Bank of Chicago, One First National Plaza, Chicago, IL 60670,

         Reference: Commercial Equipment Finance Division Loan Account No. 192-0136 or at such other place as Lender may direct from time to time by notice to Borrower. Borrower shall receive credit for such funds on the date received if such funds are received by Lender by 12:00 noon (Chicago time) on such day. In the absence of timely receipt, such funds shall be deemed to have been paid by Borrower on the next succeeding Business Day. Borrower shall issue to the bank at which Borrower maintains its depositary accounts an irrevocable direction to pay to Lender automatically (via ACH debit) no later than the seventh day of each month, the payments required to be made pursuant to subsection 2.4(A). Such irrevocable direction may not be amended or revoked without the prior written consent of Lender.

                 (C) PAYMENTS ON BUSINESS DAYS. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest or fees due hereunder.

                 (D) VOLUNTARY PREPAYMENTS AND REPAYMENTS. Borrower may, upon at least thirty (30) day's prior written notice to Lender, prepay the Loans in whole at any time or from time to time in part; provided that (1) concurrently with such payment Borrower pays any fees due under subsection 2.3, (2) Loans may be prepaid only on a day on which a payment is scheduled to be made hereunder, (3) each partial prepayment under the Loans shall be in the minimum principal of $100,000 and (4) no partial prepayment shall be permitted if an Event of Default has occurred and is continuing. After notice of prepayment is given, the amount specified to be prepaid in such notice shall become due and payable on the prepayment date.

                 (E)      APPLICATION OF PREPAYMENTS.  All prepayments under
         Section 2.4 shall include payment of accrued interest, fees and expenses and shall be applied to the payment of interest, fees and expenses before application to principal. All payments of principal shall be applied in inverse order of maturity.

                                   SECTION 3
                              CONDITIONS TO LOANS

         The obligations of Lender to make Loans are subject to satisfaction of all of the applicable conditions set forth below.

3.1      CONDITIONS TO INITIAL LOANS

         The obligations of Lender to fund Term Loan A on the Closing Date are, in addition to the conditions precedent specified in subsection 3.2, subject to the prior or concurrent satisfaction of the conditions set forth below.

                 (A) DELIVERIES. Lender shall have received the documents, instruments, agreements and other deliveries set forth in the Closing Agenda provided by Lender to Borrower, all of which must be in form and substance satisfactory to Lender and duly executed, notarized and delivered, as applicable.

                 (B) PURCHASE AGREEMENT AND EQUIPMENT LEASE. On the Closing Date: (1) each of the Equipment Lease and the Purchase Agreement shall be in full force and effect and no material term or condition thereof shall have been amended, modified or waived after the execution thereof except with the prior written consent of Lender;
         (2) none of the parties to the Purchase Agreement and Equipment Lease shall have failed to perform any material obligation or covenant required by the Purchase Agreement and Equipment Lease to be performed or complied with by it on or before the Closing Date. In addition, all certificates, opinions and letters delivered in connection with the Purchase Agreement and Equipment Lease shall be addressed to Lender or accompanied by a written authorization from the person delivering such certificate, opinion or letter stating that Lender may rely on such document as though it were addressed to it.

                 (C) PERFORMANCE OF AGREEMENTS. Each of the Loan Parties and Resources shall have performed in all material respects all agreements which this Agreement provides shall be performed on or before the Closing Date except as otherwise agreed to in writing by Lender.
                 (D) SECURITY INTERESTS, UCC FILINGS AND STOCK CERTIFICATES. Lender shall have received satisfactory evidence that Lender has a valid and perfected first priority security interest in the Collateral, subject only to Permitted Encumbrances. Borrower and the other Loan Parties shall have delivered to or caused to be delivered to Lender executed documents (including financing statements under the UCC and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens) as Lender may deem necessary to perfect its security interests in the Collateral.

                 (E) TERMINATION OF PRIOR INDEBTEDNESS LIENS AND OTHER LIENS. Lender shall have received a pay-off letter from each holder of Prior Indebtedness, together with duly executed UCC-3 termination statements, mortgage releases and such other instruments, in form and substance satisfactory to Lender, as shall be necessary to terminate and satisfy all Liens created pursuant to the Prior Indebtedness and all other Liens except Permitted Encumbrances.

                 (F) INSURANCE POLICIES AND ENDORSEMENTS. Copies of policies of insurance required to be maintained under this Agreement and the other Loan Documents together with endorsements satisfactory to Lender naming Lender as loss payee and additional insured under such policies.

3.2      CONDITIONS TO ALL LOANS

         The obligations of Lender to fund Term Loan A and Term Loan B on each Funding Date are subject to the further conditions precedent set forth below.

                 (A) The representations and warranties contained herein and in the Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except for any representation or warranty limited by its terms to a specific date and taking into account any amendments to the Schedules or Exhibits as a result of any disclosures made in writing by Borrower to Lender after the Closing Date and approved by Lender.

                 (B) No event shall have occurred and be continuing or would result from the consummation of the borrowing that would constitute an Event of Default or a Default.

                 (C) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain Lender from making any Loans.

3.3      CONDITIONS TO TERM LOAN B.

         The obligations of Lender to fund Term Loan B is subject to the further conditions precedent set forth below:

                 (A) The proceeds of Term Loan B shall be used solely to purchase preferred stock of First Wave, which acquisition shall be on terms and conditions acceptable to Lender. Lender shall have received such information with respect to such acquisition as Lender shall reasonably require.

                 (B) Lender shall have received written notice of the request for disbursement of Term Loan B not less than sixty days (60) prior to the requested Funding Date with respect thereto.

                 (C) Borrower shall have executed and delivered to Lender a Term Note B in the amount of Term Loan B and with other appropriate insertions and otherwise in form and substance similar to Term Note A.

                 (D) Borrower shall execute and deliver to Lender such security agreements and financing statements as Lender shall require. Lender shall have received a perfected first (or, in the event other financing is involved, a second) priority security interest in the equipment and other assets which are purchased by First Wave from the proceeds of such acquisition and shall have received evidence of the proper filing in all required filing offices of duly executed UCC financing statements or amendments to existing financing statements and other appropriate security instruments, including, if applicable, mortgages or deeds of trusts with respect to real property.

                 (E) There shall have occurred no adverse change or effect upon the business, operations, properties, assets or condition (financial or otherwise) of any Loan Party or Resources.

                 (F)      Term Loan A shall not have been prepaid.

                 (G) The Funding Date with respect to Term Loan B shall be no later than August 31, 1997.

                 (H) The conditions specified in subsection 7.3(c) shall have been satisfied.

                 (I) Borrower shall have executed a pledge agreement, in form and substance satisfactory to Lender, with respect to the preferred stock of First Wave purchased with the proceeds of Term Loan B.


                                   SECTION 4

                   BORROWER'S REPRESENTATIONS AND WARRANTIES

In order to induce Lender to enter into this Agreement and to make Loans, Borrower represents and warrants to Lender that the following statements are and, after giving effect to the Related Transactions, will be true, correct and complete:

4.1      ORGANIZATION, POWERS, CAPITALIZATION, GOOD STANDING, BUSINESS AND
         SUBSIDIARIES

                 (A) ORGANIZATION AND POWERS. Each of the Corporate Loan Parties is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation (which jurisdiction is set forth on Schedule 4.1(A)). Each of the Corporate Loan Parties has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into each Related Transactions Document to which it is a party and to carry out the Related Transactions.

                 (B) CAPITALIZATION. The authorized capital stock of each of the Corporate Loan Parties which is a corporation is as set forth on Schedule 4.1(B). All issued and outstanding shares of capital stock of each of such Corporate Loan Parties are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens other than, with respect to the capital stock of Borrower, those in favor of Lender, and such shares were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The capital stock of each of such Corporate Loan Parties is owned by the stockholders and in the amounts set forth on Schedule 4.1(B). No shares of the capital stock of any such Corporate Loan Party, other than those described above, are issued and outstanding. Except as provided under Texas law, there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Corporate Loan Party of any shares of capital stock or other securities of any such entity.

                 (C) QUALIFICATION. Each of the Corporate Loan Parties is duly qualified and in good standing wherever necessary to carry on its present business and operations. All jurisdictions in which each Corporate Loan Party is qualified to do business are set forth on
         Schedule 4.1(C).

                 (D) CONDUCT OF BUSINESS. On the date hereof and after the consummation of the Related Transactions, the Loan Parties will be engaged only in businesses of the type described on Schedule 4.1(D).

                 (E) SUBSIDIARIES. No Corporate Loan Party has any Subsidiaries except as set forth on Schedule 4.1(E) and Schedule 4.1(E) accurately sets forth the percentage ownership of such Corporate Loan Party, as applicable, of each of their respective Subsidiaries.

4.2      AUTHORIZATION OF BORROWING, ETC.

                 (A) AUTHORIZATION OF BORROWING. Borrower has the power and authority to incur the Indebtedness evidenced by the Notes. The execution, delivery and performance of each of the Related Transactions Documents and the consummation of the Related Transactions by each Loan Party have been duly authorized by all necessary corporate and shareholder action.

                 (B) NO CONFLICT. The execution, delivery and performance by each Loan Party of each Related Transactions Document to which it is a party and the consummation of the Related Transactions do not and will not: (1) violate any provision of law applicable to such Loan Party, the certificate or articles of incorporation or bylaws of any Loan Party which is a corporation, or any order, judgment or decree of any court or other agency of government binding on any Loan Party; (2) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any Loan Party; (3) result in or require the creation or imposition of any material Lien upon any of the properties or assets of any Loan Party (other than Liens in favor of Lender); or (4) require any approval or consent of any Person under any Contractual Obligation of any Loan Party which has not been obtained.

                 (C) GOVERNMENTAL CONSENTS. The execution, delivery and performance by each Loan Party of each Related Transactions Document to which it is a party, and the consummation of the Related Transactions do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body except for filings required by federal or state securities laws (which filings have been made and true and complete copies of which have been delivered to Lender), filings required in connection with the perfection of security interests granted pursuant to the Loan Documents, and other filings, authorizations, consents and approvals, all of which have been made or obtained or the absence of which would not have a Material Adverse Effect. The Hart-Scott-Rodino Antitrust Improvements Act of 1976 does not apply to the Acquisition or the purchase pursuant to the Equipment Lease.

                 (D) BINDING OBLIGATION. This Agreement is, and the Acquisition Documents and the other Related Transactions Documents, including the Notes, when executed and delivered will be, the legally valid and binding obligations of the applicable Loan Parties, respectively, each enforceable against the Loan Parties, as applicable, in accordance with their respective terms.

                 (E) VALID ISSUANCE OF SECURITIES. Borrower has the power and authority to incur the Indebtedness evidenced by the Subordinated Note and to issue the Subordinated Note. Such Securities are the legally valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms (including those pertaining to subordination). Borrower has delivered to Lender a complete and correct copy of the Subordinated Loan Documents and each of the representations and warranties given by Borrower therein is true and correct in all material respects. The subordination provisions of the Subordinated Loan Documents will be enforceable against the holders of the Subordinated Note by the holder of any Notes which has not effectively waived the benefits thereof. All obligations, including the Obligations to pay principal of and interest on the Loans, constitute senior Indebtedness entitled to the benefits of subordination created by the Subordinated Loan Documents. The principal of and interest on the Notes and all other Obligations will constitute "senior debt" as that or any similar term is or may be used in any other instrument evidencing or applicable to any other Subordinated Indebtedness of Borrower. Borrower acknowledges that Lender is entering into this Agreement in reliance upon the subordination provisions of the Subordinated Loan Documents and this subsection 4.2(E).

4.3      FINANCIAL CONDITION

                 (A) FINANCIAL STATEMENTS. All financial statements concerning a Loan Party which have been or will hereafter be furnished by or on behalf of Borrower to Lender pursuant to this Agreement or other Loan Documents, including those listed below, have been or will be prepared in accordance with GAAP consistently applied (except as disclosed therein) and do or will present fairly the financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended.

                 (1) The consolidated balance sheets at December 31, 1994 and December 31, 1995 and the related statements of income of Borrower and its Subsidiaries, for the fiscal years then ended, certified by Grant Thornton.

                 (2) The consolidated balance sheet at March 31, 1996 and the related statement of income of Borrower and its Subsidiaries for the 3 months then ended.

                 (B) PRO FORMA. The Pro Forma of Borrower was prepared by Borrower based on the unaudited consolidated balance sheet of Borrower dated as of December 31, 1995 and was prepared in accordance with GAAP, with only such adjustments thereto as would be required in accordance with GAAP.

                 (C) PROJECTIONS. The Projections delivered and to be delivered (including the Projections of Borrower annexed hereto as Schedule 4.3) have been and will be prepared by Borrower in light of the past operations of the business of Borrower and its Subsidiaries. The Projections represent and will represent as of the date thereof the good faith estimate of Borrower and its senior management concerning the most probable course of its business.

4.4      INDEBTEDNESS AND CONTINGENT OBLIGATIONS

         As of the Closing Date after giving effect to the Related Transactions, no Corporate Loan Party has any Indebtedness or Contingent Obligations except as set forth on Schedule 4.4.

4.5      NO MATERIAL ADVERSE CHANGE

         Since December 31, 1995 there have been no events or changes in facts or circumstances affecting any Loan Party which individually or in the aggregate have had or would reasonably be expected to have a material adverse effect.

4.6      TITLE TO PROPERTIES; LIENS

         Each of the Loan Parties has good, sufficient and legal title, subject to Permitted Encumbrances, to all their respective material properties and assets. Except for Permitted Encumbrances, all such properties and assets are free and clear of Liens. Schedule 4.6 sets forth all of the real property owned by Borrower.

4.7      LITIGATION; ADVERSE FACTS

         Except as set forth on Schedule 4.7, there are no judgments outstanding against any Loan Party or affecting any property of any Loan Party, nor is there any action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration now pending or, to the best knowledge of Borrower after due inquiry, threatened against any Loan Party, or affecting any property of any Loan Party. No Loan Party has received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed to any liability or disadvantage which could reasonably be expected to result in any Material Adverse Effect. The actions, charges, claims, demand, suits, proceedings, petitions, investigations and arbitrations set forth on Schedule
4.7 or disclosed pursuant to
subsection 5.1(K) will not result, if adversely determined, and could not reasonably be expected to result, either individually or in the aggregate, in any Material Adverse Effect and do not relate to and will not affect the consummation of the Related Transactions.

4.8      PAYMENT OF TAXES

         Except to the extent permitted by subsection 5.4, all material tax returns and reports of each Loan Party and each of its Subsidiaries (and their predecessors in interest) required to be filed by any of them have been timely filed, and all taxes, assessments, fees and other governmental charges upon such Persons and upon their respective properties, assets, income and franchises which are shown on such returns as due and payable have been paid when due and payable. None of the United States income tax returns of the Loan Parties are under audit. No tax liens are outstanding and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Loan Parties in respect of any taxes or other governmental charges are in accordance with GAAP.

4.9      ADVERSE CONTRACTS

         None of the Loan Parties and none of their respective Subsidiaries is a party to nor is it or any of its property subject to or bound by any forward purchase contract, futures contract, covenant not to compete, unconditional purchase, take or pay or other agreement which restricts its ability to conduct its business or, either individually or in the aggregate, has a Material Adverse Effect or could reasonably be expected to have a Material Adverse Effect.

4.10     PERFORMANCE OF AGREEMENTS

         None of the Loan Parties and none of their respective Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation of any such Person, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default.

4.11     GOVERNMENTAL REGULATION

         None of the Loan Parties and none of their respective Subsidiaries is, or after giving effect to any loan will be, subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

4.12     EMPLOYEE BENEFIT PLANS

                 (A) NO OTHER PLANS. No Corporate Loan Party nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Employee Benefit Plans other than those identified on
         Schedule 4.12.

                 (B) ERISA AND IRC COMPLIANCE AND LIABILITY. Each Corporate Loan Party, and each ERISA Affiliate is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except where failure to comply would not result in a material liability to any Corporate Loan Party and except for any required amendments for which the remedial amendment period as defined in
         Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the IRC has been determined by the Internal Revenue Service ("IRS") to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the IRC. No material liability has been incurred by any Corporate Loan Party, or ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan.

                 (C) FUNDING. No Pension Plan has been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the IRC) been incurred (without regard to any waiver granted under
         Section 412 of the IRC), nor has any funding waiver from the IRS been received or requested with respect to any Pension Plan, nor has any Corporate Loan Party, or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by
         Section 412 of the IRC, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under
         Section 412 of the IRC or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C), 4063(a) or 4068(f) of ERISA with respect to any Pension Plan.

                 (D) PROHIBITED TRANSACTIONS AND PAYMENTS. No Corporate Loan Party nor any ERISA Affiliate has: (1) engaged in a nonexempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the IRC; (2) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid; (3) failed to make a required contribution or payment to a Multiemployer Plan; or (4) failed to make a required installment or other required payment under
         Section 412 of the IRC.

                 (E) NO TERMINATION EVENT. No Termination Event has occurred or is reasonably expected to occur.

                 (F) ERISA LITIGATION. No material proceeding, claim, lawsuit and/or investigation is existing or, to the best knowledge of Borrower after due inquiry, threatened concerning or involving any (1) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by any Corporate Loan Party, or any ERISA Affiliate, (2) Pension Plan or (3) Multiemployer Plan.

4.13     INTELLECTUAL PROPERTY

         Each Loan Party owns, is licensed to use or otherwise has the right to use, all patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of its business as currently conducted that are material to the condition (financial or other), business or operations of such Person (collectively called "Intellectual Property") and all such Intellectual Property is identified on Schedule 4.13 and fully protected and/or duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filing or issuances. All Intellectual Property that is registered or for which application for registration is pending is identified on Schedule 4.13. Except as disclosed in
Schedule 4.13, no material claim has been asserted by any Person with respect to the use of any Intellectual Property, or challenging or questioning the validity or effectiveness of any Intellectual Property. Except as disclosed in
Schedule 4.13, the use of such Intellectual Property by such Person does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liabilities on the part of such Person that are material to such Person.

4.14     BROKER'S FEES

         No closing, broker's or finder's fee, commission, compensation, reimbursement or other similar payment will be payable with respect to the issuance and sale of the Notes, consummation of the Acquisition, the purchase pursuant to the Equipment Lease or any of the other transactions contemplated hereby or by any Related Transactions Documents. Except for reimbursements of out-of-pocket expenses to Eakin & Company, Ltd. approved in writing by Lender, no fee, commission, compensation, reimbursement or other payment will be paid or payable by or to any Loan Party or any Affiliate thereof for any other services rendered to Borrower or any of its Subsidiaries ancillary to the transactions contemplated hereby.

4.15     ENVIRONMENTAL COMPLIANCE

                 (A)      NO ENVIRONMENTAL CLAIMS.  Except as set forth on
         Schedule 4.15(A), there are no claims, liabilities, investigations, litigation, administrative proceedings, whether pending or threatened, or judgments or orders relating to any Hazardous Materials (collectively called "Environmental Claims") asserted or threatened against any Loan Party or relating to any real property currently or
         formerly owned, leased or operated by any Loan Party.   No Loan Party
         or any other Person has caused or permitted any Hazardous Material to be used, generated, reclaimed, transported, released, treated, stored or disposed of in a manner which could form the basis for an Environmental Claim against any Loan Party. Except as set forth on
         Schedule 4.15(A), no Loan Party has assumed (by contract or by operation of law) any liability of any Person for cleanup, remediation compliance or required Capital Expenditures in connection with any Environmental Claim. The items disclosed pursuant to this subsection 4.15(A) could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

                 (B) STORAGE OF HAZARDOUS MATERIALS. Except as set forth on Schedule 4.15(B), no Hazardous Materials are or were stored or otherwise located, and no underground storage tanks or surface impoundments are or were located, on real property currently or formerly owned, leased or operated by any Loan Party or to the best knowledge of Borrower after due inquiry, on adjacent parcels of real property, and no part of such real property or, to the best knowledge of Borrower after due inquiry, no part of such adjacent parcels of real property, including the groundwater located thereon, is presently contaminated by Hazardous Materials. The items disclosed pursuant to this subsection 4.15(B) could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

                 (C) COMPLIANCE WITH ENVIRONMENTAL LAWS. Except as set forth on Schedule 4.15(C), each Loan Party has been and is currently in compliance with all applicable Environmental Laws, including obtaining and maintaining in effect all permits, licenses or other authorizations required by applicable Environmental Laws. The items disclosed pursuant to this subsection 4.15(C) will not, either individually or in the aggregate, have a Material Adverse Effect.

4.16     EMPLOYEE MATTERS

         Except as set forth on Schedule 4.16, (a) no Loan Party nor any of their respective employees is subject to any collective bargaining agreement,
(b) no petition for certification or union election is pending with respect to the employees of any Loan Party and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of any Loan Party and (c) there are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of Borrower after due inquiry, threatened between any Loan Party and its respective employees, other than employee grievances arising in the ordinary course of business which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Except as set forth on Schedule 4.16, neither of Borrower nor any of its Subsidiaries is subject to an employment contract.

4.17     SOLVENCY

         As of and from and after the date of this Agreement and after giving effect to the consummation of the Related Transactions, Borrower: (a) owns and will own assets the fair saleable value of which are (i) greater than the total amount of liabilities (including contingent liabilities) of such Loan Party and
(ii) greater than the amount that will be required to pay the probable liabilities of such Loan Party's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Loan Party; (b) has capital that is not unreasonably small in relation to its business as presently conducted or any contemplated or undertaken transaction; and (c) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.

4.18     DISCLOSURE

         No representation or warranty of any Loan Party contained in this Agreement, the financial statements referred to in subsection 4.3, the other Related Transactions Documents or any other document, certificate or written statement furnished to Lender by or on behalf of any such Person for use in connection with the Loan Documents or the Related Transactions Documents contain any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. The Projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by Lender that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There is no material fact known to Borrower that has had or will have a Material Adverse Effect and that has not been disclosed herein.

4.19     USE OF PROCEEDS AND MARGIN SECURITY

         Borrower shall use the proceeds of all Loans and the Subordinated Note for proper business purposes (as described in the recitals to this Agreement) consistent with all applicable laws, statutes, rules and regulations and, with respect to Term Loan A, as described in Schedule 1.1(A). Schedule 1.1(A) completely and accurately describes the indebtedness or other obligations being paid with proceeds of Term Loan A. No portion of the proceeds of any Loan shall be used by Borrower or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act.

4.20     REPRESENTATIONS AND WARRANTIES FROM THE PURCHASE AGREEMENT.

                 (A) BORROWER WARRANTIES. Borrower represents and warrants that each of the representations and warranties given by each party to the Purchase Agreement are true and correct in all material respects as of the date hereof and as of the Closing Date, and such representations and warranties are hereby incorporated herein by this reference as of such dates with the same effect as though set forth in their entirety herein.

                 (B) SURVIVAL. The representations and warranties of each party to the Purchase Agreement incorporated in this Agreement by subsection 4.20(A) shall, solely for the purposes of this Agreement, survive the execution and delivery of the

         Purchase Agreement, the execution and delivery of this Agreement, the making of the Loans hereunder and the execution and delivery of the Notes.

4.21     COMPLIANCE WITH LAWS

         Each Loan Party and each of their respective Subsidiaries are not in violation of any law, ordinance, rule, regulation, order, policy, guideline or other requirement of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties, including, without limitation, any violation relating to any use, release, storage, transport or disposal of any Hazardous Material, which violation would subject any Loan Party or any such Subsidiary, or any of their respective officers to criminal liability or could reasonably be expected to have, either individually or together with all such other violations, a Material Adverse Effect and no such violation has been alleged. Each Loan Party has filed in a timely manner all reports, documents and other materials required to be filed by them with any governmental bureau, agency or instrumentality (and the information contained in each of such filings is true, correct and complete in all respects), except where failure to make such filings would not have a Material Adverse Effect. Each Loan Party has retained all records and documents required to be retained by it pursuant to any law, ordinance, rule, regulation, order, policy, guideline or other requirement of any governmental authority, except where failure to retain such records would not subject any Loan Party or such Subsidiary or any of their respective officers to criminal liability and could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

4.22     INVESTMENTS

         Borrower does not have an Investment in any Person other than Investments permitted under subsection 7.3.

4.23     TITLE

         Borrower has legal title to all of the real and personal property set forth in the appraisal prepared by Bullitt-Hutchins, Inc. entitled "An Appraisal of Newpark Shipbuilding and Repair, Located at 8502 Cypress, Houston, Harris County, Texas" dated as of July 15, 1996 and the appraisal prepared by
J. R. Bencal & Associates, Inc. dated July 12, 1996 and entitled Newpark Shipbuilding & Repair, Inc. Appraisal-Drydocks and Marine Related Equipment.

4.24     INSURANCE

         Schedule 4.24 sets forth a complete and accurate description of all policies of insurance that will be in effect as of the Closing Date for Borrower and its Subsidiaries. Borrower and its Subsidiaries are adequately insured under such policies, no notice of cancellation has been received with respect to such policies and Borrower and its Subsidiaries are in compliance with all conditions contained in such policies.

                                   SECTION 5

                        BORROWER'S AFFIRMATIVE COVENANTS

         Borrower covenants and agrees that until payment in full of all Obligations, unless Lender shall otherwise give its prior written consent, Borrower shall perform and comply with, and shall cause each of its Subsidiaries to perform and comply with, all covenants in this Section 5 applicable to such Person.

5.1      FINANCIAL STATEMENTS AND OTHER REPORTS

         Borrower will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Borrower will deliver to Lender the financial statements and other reports described below.

                 (A) INTERIM FINANCIALS. As soon as available and in any event within sixty (60) days after the end of each quarter and, if requested by Lender, within thirty-five (35) days after the end of each month, Borrower will deliver the consolidated and consolidating balance sheet of Borrower (showing intercompany eliminations), as at the end of such period and the related consolidated and consolidating statements of income (showing intercompany eliminations), stockholders' equity. At Lender's request, Borrower shall deliver statements of cash flow for such period and for the period from the beginning of the then current fiscal year to the end of such period.

                 (B) YEAR-END FINANCIALS. As soon as available and in any event within one hundred and ten (110) days after the end of each Fiscal Year, Borrower will deliver: (1) the consolidated balance sheet of Borrower as at the end of such year and the related consolidated statements of income, stockholders' equity and cash flow for such fiscal year; (2) a schedule of the outstanding Indebtedness for borrowed money of Borrower and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan; (3) a report with respect to the financial statements from Grant Thornton or a Big Six Accounting Firm selected by Borrower, or other firm of independent certified public accountants acceptable to Lender, which report shall be without Qualification and shall state that (a) such consolidated financial statements present fairly the consolidated financial position of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and (b) that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards; and (4) copies of the consolidating financial statements of Borrower and its Subsidiaries, including (a) consolidating balance sheets of Borrower and its Subsidiaries as at the end of such Fiscal Year showing intercompany eliminations and (b) related consolidating statements of earnings of Borrower and its Subsidiaries showing intercompany eliminations. As used in this subsection 5.1(B), "Qualification" means, with respect to any certificate covering financial statements, a qualification to such certificate (such as a "subject to" or "except for" statement or emphasis paragraph therein) (a) resulting from a limitation on the scope of examination of such financial statements or the underlying data, (b) as to the capability of the Person whose financial statements are certified to continue operations as a going concern, or
         (c) which could be eliminated by changes in financial statements or notes thereto covered by such certificate (such as by the creation of or increase in a reserve or a decrease in the carrying value of assets) and which if so eliminated by the making of any such change and after giving effect thereto would occasion a Default or an Event of Default; provided that, without limitation, neither of the following shall constitute a Qualification: (x) a consistency exception relating to a change in accounting principles with which the independent public accountants for the Person whose financial statements are being certified have concurred, or (y) a qualification relating to the outcome or disposition of threatened litigation, pending litigation being contested in good faith, pending or threatened claims or other contingencies, the impact of which litigation, claims or contingencies cannot be determined with sufficient certainty to permit quantification in such financial statements.

                 (C) BORROWER COMPLIANCE CERTIFICATE. Together with each delivery of financial statements of Borrower and its Subsidiaries pursuant to subdivisions (A) and (B) above, Borrower will deliver a fully and properly completed Compliance Certificate signed by the chief executive officer or chief financial officer of Borrower's general partner.

                 (D) ACCOUNTANTS' CERTIFICATION. Together with each delivery of consolidated financial statements of Borrower and its Subsidiaries pursuant to subsection 5.1(B), Borrower will deliver a written statement by its independent certified public accountants (a) stating that the examination has included a review of the terms of this Agreement as same relate to accounting matters and (b) stating whether, in connection with the examination, any condition or event that constitutes a Default or an Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof.

                 (E) ACCOUNTANTS' REPORTS. Promptly upon receipt thereof, Borrower will deliver copies of all significant reports submitted to Borrower by independent public accountants in connection with each annual, interim or special audit of the financial statements of Borrower made by such accountants, including the comment letter submitted by such accountants to management in connection with their annual audit.

                 (F) APPRAISALS. From time to time, if Lender determines that obtaining appraisals is necessary in order to comply with applicable laws or regulations, Lender will obtain appraisal reports in form and substance and from appraisers satisfactory to Lender stating the then current fair market values of all or any portion of the real estate owned by Borrower or any of its Subsidiaries. In addition, not more than once each Loan Year prior to an Event of Default and at any time while and so long as an Event of Default shall have occurred and be continuing, Borrower, at Lender's request, will obtain and deliver to Lender appraisal reports in form and substance and from appraisers satisfactory to Lender, stating (1) the then current fair market and orderly liquidation values of all or any portion of the equipment and real estate owned by Borrower or any of its Subsidiaries and (2) the then current business value of Borrower or any of its Subsidiaries.

                 (G) PROJECTIONS. At Lender's request, Borrower will deliver promptly Projections of Borrower and its Subsidiaries for the current and forthcoming three Fiscal Years, year by year, and for the current and forthcoming Fiscal Year, month by month.

                 (H) SEC FILINGS AND PRESS RELEASES. Promptly upon their becoming available, Borrower will deliver copies of: (1) all financial statements, reports, notices and proxy statements sent or made available by Borrower to its security holders; (2) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Borrower with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority; and (3) all press releases and other statements made available by Borrower to the public concerning developments in the business of any such Person.

                 (I) SUBORDINATED INDEBTEDNESS NOTICES. Borrower shall promptly deliver copies of all notices given or received by Borrower with respect to Subordinated Indebtedness, including those with respect to noncompliance with any term or condition related to any Subordinated Indebtedness, and shall notify Lender within two (2) Business Days of any potential or actual event of default with respect to any Subordinated Indebtedness.

                 (J) EVENTS OF DEFAULT, ETC. Promptly upon any officer of Borrower obtaining knowledge of any of the following events or conditions, Borrower shall deliver a certificate of Borrower's chief executive officer specifying the nature and period of existence of such condition or event and what action Borrower has taken, is taking and proposes to take with respect thereto: (1) any condition or event that constitutes an Event of Default or Default; (2) any notice that any Person has given to Borrower or any of its Subsidiaries or any other action taken with respect to a claimed default or event or condition of the type referred to in subsection 8.1(B); or (3) any Material Adverse Effect.

                 (K) LITIGATION. Promptly upon any officer of Borrower obtaining knowledge of (1) the institution of any action, suit, proceeding, governmental investigation or arbitration not previously disclosed by Borrower to Lender against or affecting any Loan Party or any property of any Loan Party or (2) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting any Loan Party or any property of any Loan Party which, in each case, is reasonably likely to have a Material Adverse Effect, Borrower will promptly give notice thereof to Lender and provide such other information as may be reasonably available to them to enable Lender and its counsel to evaluate such matter.

                 (L) EMPLOYEE BENEFIT PLANS. With reasonable promptness, and in any event within thirty (30) days, Borrower will give notice of and/or deliver to Lender copies of: (1) the establishment of any new Employee Benefit Plan, Pension Plan or Multiemployer Plan the commencement of contributions to any Employee Benefit Plan, Pension Plan or Multiemployer Plan to which any Corporate Loan Party or any of its ERISA Affiliates was not previously contributing or any increase in the benefits of any existing Employee Benefit Plan, Pension Plan or Multiemployer Plan; (2) each funding waiver request filed with respect to any Employee Benefit Plan and all communications received or sent by any Corporate Loan Party or any ERISA Affiliate with respect to such request; and (3) the failure of any Corporate Loan Party or ERISA Affiliate to make a required installment or payment under Section 302 of ERISA or Section 412 of the IRC by the due date.

                 (M) TERMINATION EVENTS. Promptly and in any event within ten (10) days of becoming aware of the occurrence of or forthcoming occurrence of any (1) Termination Event or (2) "prohibited transaction", as such term is defined in Section 406 of ERISA or
         Section 4975 of the IRC, in connection with any Pension Plan or any trust created thereunder, Borrower will deliver to Lender a notice specifying the nature thereof, what action the applicable Corporate Loan Party has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto.

                 (N) ERISA NOTICES. With reasonable promptness but in any event within ten (10) days for purposes of clauses (1), (2) and (3), Borrower will deliver to Lender copies of: (1) any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the IRC; (2) all notices received by any Corporate Loan Party or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan;

         (3) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Corporate Loan Party or any ERISA Affiliate with the Internal Revenue Service with respect to each Pension Plan; and (4) all notices received by any Corporate Loan Party or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA. Borrower will notify Lender in writing within two (2) Business Days of any Corporate Loan Party obtaining knowledge or reason to know that any Corporate Loan Party or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA.

                 (O) INSURANCE. Within the sixty (60) day period prior to the end of each Fiscal Year of Borrower, Borrower will deliver a report in form and substance reasonably satisfactory to Lender outlining all material insurance coverage maintained as of the date of such report by Borrower and its Subsidiaries and all material insurance coverage planned to be maintained by such Persons in the subsequent Fiscal Year.

                 (P) SUPPLEMENTED SCHEDULES; NOTICE OF CORPORATE CHANGES. At Lender's request, Borrower shall supplement in writing and deliver to Lender revisions of the Schedules annexed to this Agreement to the extent necessary to disclose new or changed facts or circumstances after the Closing Date; provided that subsequent disclosures shall not constitute a cure or waiver of any Default or Event of Default resulting from the matters disclosed. Borrower shall provide written notice to Lender of (1) all jurisdictions in which a Corporate Loan Party becomes qualified after the Closing Date to transact business,
         (2) any material change after the Closing Date in the authorized and issued capital stock or other equity interests of any Corporate Loan Party or any of their respective Subsidiaries or any other material amendment to their charter, by-laws or other organization documents and (3) any Subsidiary created or acquired by any Corporate Loan Party after the Closing Date, such notice, in each case, to identify the applicable jurisdictions, capital structures or Subsidiaries, as applicable.

                 (Q) TAX RETURNS. As soon as available and in any event not later than thirty (30) days after the filing thereof, Borrower will cause to be delivered to Lender the first 2 pages of executed IRS Form 1040 (or its equivalent) and all Form W-2's and Form 1099's for each of Frank Eakin and David Ammons.

                 (R) TAX RETURNS AND FINANCIAL STATEMENTS. As soon as available and in any event not later than thirty (30) days after the filing thereof, Borrower will cause to be delivered to Lender complete executed (i) tax returns for (a) Borrower, if any, and (b) First Wave so long as First Wave files consolidated returns which include Borrower, which tax returns shall be accompanied by an explanation of Borrower's tax liability in connection with such tax return, and (ii) IRS

         Form 1040 (or its equivalent) for Eakin, which tax return shall be accompanied by complete personal financial statements of Eakin certified by Eakin as true, correct and complete copies, for each year during the term hereof.

                 (S) MANAGEMENT REPORT. Together with each delivery of financial statements of Borrower and its Subsidiaries pursuant to subdivisions (A) and (B) of this subsection 5.1, Borrower will deliver a management report: (1) describing the operations and financial condition of Borrower and its Subsidiaries for the period then ended and the portion of the current fiscal year then elapsed (or for the Fiscal Year then ended in the case of year-end financials); (2) setting forth in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the most recent Projections for the current Fiscal Year delivered to Lender pursuant to 5.1(G), if any; and (3) discussing the reasons for any significant variations. The information above shall be presented in reasonable detail and shall be certified by the chief financial officer of Borrower to the effect that such information fairly presents the results of operations and financial condition of Borrower and its Subsidiaries as at the dates and for the periods indicated.

                 (T) OTHER INFORMATION. With reasonable promptness, Borrower will deliver such other information and data with respect to any Loan Party or any Subsidiary of any Loan Party as from time to time may be reasonably requested by Lender.

5.2      ACCESS TO ACCOUNTANTS

         Borrower authorizes Lender to discuss the financial condition of Borrower and its Subsidiaries with Borrower's independent public accountants upon reasonable notice to Borrower of its intention to do so. Borrower shall be given the reasonable opportunity to participate in any such discussion. At Lender's request, Borrower shall deliver a letter to such accountants authorizing them to comply with the provisions of subsection 5.1 and this subsection 5.2.

5.3      CORPORATE EXISTENCE, ETC.

         Except as otherwise permitted by Section 7.6, Borrower will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business.

5.4      PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION

         Borrower will, and will cause each of its Subsidiaries to, pay (a) all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon and (b) all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets before any penalty or fine is incurred with respect thereto; provided that no such tax, charge or claim need be paid if Borrower or one of its Subsidiaries is contesting same in good faith by appropriate proceedings promptly instituted and diligently conducted and if Borrower or such Subsidiary has established a reserve with respect to such tax, charge or claim, or other appropriate provision, if any, as shall be required in conformity with GAAP.

5.5      MAINTENANCE OF PROPERTIES; INSURANCE

                 (A) Borrower will maintain or cause to be maintained in good repair, working order and condition and in compliance with all applicable laws, rules, regulations and manufacturer's basic warranty, extended warranty and/or maintenance programs, all properties used in the business of Borrower and its Subsidiaries and will make or cause to be made all appropriate repairs, renewals and replacements thereof. Any alteration or modification that may at any time be required to comply with any applicable law, rule, regulation, warranty or maintenance program shall promptly be made by Borrower.

                 (B) With respect to Borrower's business and properties and the business and properties of its Subsidiaries, Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, the following coverages with the following limits:

                          (1) "Special Form" Physical Damage insurance including windstorm, flood insurance if the property is located within a federal mandated Flood Area and earthquake insurance if the property is located within an earthquake zone. Such insurance shall be written for the full replacement cost of the property as determined by Borrower and Lender.

                          (2) Business Interruption insurance for at least 6 months of net income before income of Borrower taxes plus continuing expenses of Borrower.

                          (3) Commercial general liability insurance, including products/completed operations, ship repairers legal liability and contractual liability, insuring the indemnification provisions contained in this Agreement, in an amount not less than $5,000,000 per occurrence.

                          (4) Hull and machinery insurance with respect to any vessels owned or operated by Borrower. Such insurance shall be written on a form at least as broad as the American Institute Hull Clauses (June 2, 1977) and shall be written on an agreed value basis in an amount not less than the greater of the current Casualty Loss Value of each such vessel or the full commercial value of each such vessel.

                          (5) Protection and Indemnity (P&I) insurance and water quality insurance (in accordance with the Oil Pollution Act and the Water Pollution Control Act) or equivalent insurance with respect to each vessel owned or operated by Borrower except for the NP Sunshade, Official No. 504633.

                          (6) Workers Compensation (not included in P&I) with statutory limits coverage and employer's liability insurance with limits not less than $5,000,000 for each accident.

         Each policy set forth above shall contain the following provisions:

                          (1)     With respect to property, business
                 interruption and hull and machinery insurance, Lender shall be named by endorsement as mortgagee/loss payee.

                          (2) With respect to commercial general liability, umbrella/excess liability, protection and indemnity and water quality insurance, Lender shall be named by endorsement as additional insured.

                          (3) Such insurance shall not be invalidated and shall protect the interests of Lender/additional insureds regardless of any action or inaction of Borrower or any other insured whether or not such action or inaction is a breach or violation of any warranties, declarations or conditions.

                          (4) Such insurance as is afforded the additional insureds shall be primary and without any right of contribution from any insurance which is carried by the additional insureds. Any insurance carried by the additional insureds shall be deemed to be excess insurance and solely for the benefit of said additional insureds.

                          (5) With respect to insurance as is afforded additional insureds, the inclusion of more than one corporation, person, organization, firm or entity as insured or additional insured under the policies shall not in any way affect the rights of any such corporation, person, organization, firm, or entity with respect to any claim, demand, suit, or judgement made, brought or recovered by or in favor of any other insured or additional insured. The policy shall protect each corporation, person, organization, firm or entity in the same manner as though a separate policy had been issued to each, but nothing herein shall operate to increase the insurer's limit of liability as set forth in the policy.

                          (6) All insurance shall provide for 30 days prior written notice from the underwriter or the insurance broker to Lender of any cancellation or material change.

         Prior to the commencement of this Agreement and on or before the expiration of each insurance policy, the insurance broker and/or insurance company shall issue:

                          (1) Evidence of property insurance for property, business interruption and hull and machinery insurance, reflecting limits, policy numbers, expiration dates, all risk/special form, replacement cost, agreed amount/ co-insurance percentage and locations covered. Lender shall be named as mortgagee/loss payee with no less than 30 days notice of cancellation.

                          (2) Loss payable/Mortgagee endorsement for each policy on the evidence of property certificate shall be executed by the insurance company and/or insurance broker.

                          (3) Certificate of insurance for commercial general liability, umbrella/excess liability, protection and indemnity and water quality insurance policies reflecting limits, policy numbers and expiration dates. Lender shall be named as additional insured with no less than 30 days notice of cancellation.

                          (4) Additional insured endorsement for each policy on the certificate of insurance shall be executed by the insurance company and/or insurance broker.

                          (5) Certificate of insurance evidencing workers compensation coverage.

         All casualty insurance proceeds in excess of $50,000 shall be payable to Lender and applied, at Lender's option, to the Indebtedness.

5.6      INSPECTION; LENDER MEETING

         Upon reasonable prior notice by Lender to Borrower (provided notice need not be given after the occurrence of a Default or an Event of Default), Borrower shall permit any authorized representatives designated by Lender to visit and inspect any of the properties of Borrower or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and business with its and their officers and independent public accountants, at such reasonable times (which shall be during normal business hours prior to the occurrence of a Default or an Event of Default, and at any time after the occurrence of a Default or an Event of Default), and in each case as often as may be reasonably requested. Without in any way limiting the foregoing, Borrower will participate and will cause its key management personnel to participate in a meeting of Lender at least once during each fiscal year to be held at such time and at such place as may be agreed to by Borrower and Lender.

5.7      ENVIRONMENTAL COMPLIANCE

                 (A) ENVIRONMENTAL LAWS. Each Loan Party shall at all times comply with all applicable Environmental Laws.

                 (B) REMEDIAL ACTION. Each Loan Party and each of their respective Subsidiaries shall promptly take any and all necessary remedial actions in response to the presence, storage, use, disposal, transportation, release or discharge of any Hazardous Materials on, under or about any real property owned, leased or operated by any Loan Party or any of their Subsidiaries. In the event any Loan Party or any of their Subsidiaries undertakes any remedial action with respect to any Hazardous Material on, under or about any real property owned, leased or operated by any Loan Party or any of their Subsidiaries, such Loan Party or Subsidiary shall conduct and complete such remedial action in compliance with all applicable Environmental Laws, and in accordance with the policies, orders and directives of all federal, state and local governmental authorities except when such Loan Party's or Subsidiary's liability for such presence, storage, use, disposal, transportation, release or discharge of any Hazardous Material is being contested in good faith by such Loan Party or Subsidiary and appropriate reserves therefor have been established in accordance with GAAP.

                 (C) FURTHER ASSURANCE. If Lender at any time has a reasonable basis to believe that there may be a material violation of any Environmental Law by, or any material liability arising thereunder of, any Loan Party or any of their Subsidiaries or related to any real property owned, leased or operated by any Loan Party or any of their Subsidiaries or real property adjacent to such real property, then Borrower agrees, upon request from Lender, to provide Lender with such reports, certificates, engineering studies or other written material or data as Lender may reasonably require so as to satisfy Lender that such Loan Party or Subsidiary is in compliance with all applicable Environmental Laws.

5.8      ENVIRONMENTAL DISCLOSURE

                 (A) Borrower shall promptly advise Lender in writing and in reasonable detail of: (1) any release, disposal or discharge by any Loan Party or any of their Subsidiaries of any Hazardous Material required to be reported to any federal, state or local governmental or regulatory agency under all applicable Environmental Laws except such releases, disposals or discharges pursuant to and in compliance with valid permits, authorizations or registrations under said Environmental Laws; (2) any and all written communications sent or received by any Loan Party or any of their Subsidiaries with respect to any Environmental Claims or any release, disposal or discharge of Hazardous Material required to be reported to any federal, state or local governmental or regulatory agency; (3) any remedial action taken by any Loan Party or any of their Subsidiaries or any other Person in response to any Hazardous Material on, under or about any real property owned, leased or operated by any Loan Party, the existence of which could result in an Environmental Claim that could have a Material Adverse Effect; (4) the discovery by any Loan Party or any of their Subsidiaries of any occurrence or condition on any real property adjoining or in the vicinity of any real property owned, leased or operated by any Loan Party that could cause such real property or any part thereof to be classified as "border-zone property" or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws; and (5) any request for information from any governmental agency that indicates such agency is investigating whether any Loan Party or any of their Subsidiaries may be potentially responsible for a release, disposal or discharge of Hazardous Materials.

                 (B) Borrower shall promptly notify Lender of (1) any proposed acquisition of stock, assets, or property by any Loan Party that could reasonably be expected to expose such Loan Party or any of their Subsidiaries to, or result in, Environmental Claims that could have a Material Adverse Effect and (2) any proposed action to be taken by any Loan Party or any of their Subsidiaries to commence any operations that could reasonably be expected to subject such Loan Party or Subsidiary to additional laws, rules or regulations, including laws, rules and regulations requiring additional or amended environmental permits or licenses. Borrower shall, at its own expense, provide copies of such documents or information as Lender may reasonably request in relation to any matters disclosed pursuant to this subsection 5.8.

5.9      COMPLIANCE WITH LAWS

         Borrower will (a) comply with and will cause each of its Subsidiaries to comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority as now in effect and which may be imposed in the future in all jurisdictions in which Borrower or its Subsidiaries are now doing business or may hereafter be doing business, other than those laws, rules, regulations and orders the noncompliance with which would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, and (b) maintain and will cause each of its Subsidiaries to maintain, as the case may be, all licenses and permits now held or hereafter acquired by Borrower, the loss, suspension, or revocation of which, or failure to renew, could have a Material Adverse Effect.

5.10     COVENANTS IN ACQUISITION DOCUMENTS

         At all times prior to the effective date of the Acquisition, Borrower shall comply with its covenants under the applicable Acquisition Documents.

5.11     MORTGAGES; TITLE INSURANCE; SURVEYS

                 (A) TITLE INSURANCE. On the Closing Date (or within thirty (30) days following delivery of any Mortgage with respect to Additional Mortgaged Property), Borrower shall deliver or cause to be delivered to Lender ALTA lender's title insurance policies issued by title insurers reasonably satisfactory to Lender (the "Mortgage Policies") in form and substance and in amounts reasonably satisfactory to Lender assuring Lender that the Mortgages are valid and enforceable first priority mortgage liens on the respective Mortgaged Property or Additional Mortgaged Property, free and clear of all defects and encumbrances except Permitted Encumbrances. The Mortgage Policies shall be in form and substance reasonably satisfactory to Lender and shall include an endorsement insuring against mechanics' liens and for any other matter that Lender may reasonably request, and shall provide for affirmative insurance as Lender may reasonably request. In the case of each leasehold constituting Mortgaged Property or Additional Mortgaged Property, Lender shall have received such estoppel letters, consents and waivers from the landlords, non-disturbance agreements from any holders of mortgages or deeds of trust and subordination and attornment agreements from the tenants on such real estate as may have been requested by Lender, which items shall be in form and substance satisfactory to Lender.

                 (B) ADDITIONAL MORTGAGED PROPERTY. Lender may from time to time designate real property or leasehold interests of Borrower or any of its Subsidiaries after the date hereof as "Additional Mortgaged Property", in which case Borrower shall as promptly as possible (and in any event within sixty (60) days after such designation) deliver to Lender a fully executed Mortgage, in form and substance satisfactory to Lender together with title insurance policies and surveys as required by this subsection 5.11. Borrower agrees that, following the taking of the actions with respect to any Additional Mortgaged Property required by the immediately preceding sentence, Lender shall have a valid and enforceable first priority mortgage on the respective Additional Mortgaged Property, free and clear of all defects and encumbrances except for Permitted Encumbrances.

                 (C) SURVEYS. On or before the Closing Date (or within thirty (30) days following delivery of any Mortgage with respect to Additional Mortgaged Property), Borrower shall deliver or cause to be delivered to Lender current surveys, certified by a licensed surveyor, for all real property that is the subject of the Mortgage Policies including Additional Mortgaged Property for which a Mortgage Policy is issued. All such surveys shall be sufficient to allow the issuer of the mortgage policy to issue an ALTA lender's policy.

5.12     FURTHER ASSURANCES

                 (A) Borrower shall and shall cause each Loan Party to, from time to time, execute such guaranties, financing statements, documents, security agreements and reports as Lender at any time may reasonably request to evidence, perfect or otherwise implement the guaranties and other security for repayment of the Obligations provided for in the Loan Documents.

                 (B) At Lender's request, Borrower shall cause any Subsidiaries of Borrower promptly to guarantee the Obligations and to grant to Lender a security interest in the real, personal and mixed property of such Subsidiary to secure the Obligations. The documentation for such guarantee or security shall be substantially similar to the Loan Documents with such modifications as are reasonably requested by Lender.

                 (C) In the event Frank Eakin and/or David Ammons acquire, directly or indirectly, any voting equity interest in any Loan Party, Borrower shall cause such person to personally guarantee the Obligations of Borrower under the Loan Documents, the principal amount of which guarantee shall be limited to an equitable percentage of the Loans based upon such Persons aggregate voting interest, directly or indirectly, in Borrower, as reasonably determined by Lender.

5.13     ENVIRONMENTAL CONDITIONS.

         Within 60 days after the Closing Date, Borrower shall deliver to Lender evidence of Borrower's compliance with the recommendations on environmental testing and reporting set forth in the Environmental Site Assessment prepared by ATEC Associates, Inc., Report No. 44-07-96-00127 and those set forth in the compliance audit letter from ATEC Associates, Inc. to Mr. Mike Nawara, dated August 22, 1996 with respect to ATEC Project No. 44-07-96-00158 and report to be issued pursuant thereto.


                                   SECTION 6

                             INTENTIONALLY OMITTED



                                   SECTION 7

                         BORROWER'S NEGATIVE COVENANTS

         Borrower covenants and agrees that until payment in full of all Obligations, unless Lender shall otherwise give its prior written consent, Borrower shall comply with and shall cause each other Loan Party to comply with all covenants in this Section 7 applicable to such Person.

7.1      INDEBTEDNESS

         Borrower will not and will not permit any of its Subsidiaries directly or indirectly to create, incur, assume, guarantee, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness except:

                 (a)      The Obligations;

                 (b) Indebtedness arising as a result of Contingent Obligations permitted under subsection 7.4;

                 (c)      Indebtedness evidenced by the Subordinated Note;

                 (d) Indebtedness existing on the Closing Date as described on Schedule 7.1, it being agreed that the amount of the existing LaSalle National Bank revolving Indebtedness may not exceed $3,300,000 in the aggregate at any time outstanding;

                 (e) Indebtedness incurred to finance vessel construction not to exceed $1,700,000 in the aggregate at any time outstanding;

                 (f) Indebtedness incurred by Borrower in connection with Capitalized Leases and other Indebtedness not in excess of $250,000, in the aggregate, per annum;

                 (g) provided no Default or Event of Default has occurred and is continuing or would arise as a result thereof, Indebtedness incurred by Borrower as a result of a mandate by any governmental authority to purchase equipment or make Capital Expenditures in order to comply with such governmental authorities mandate so long as (i) Borrower provides Lender with evidence of such mandate prior to the incurrence of such Indebtedness and (ii) if Lender determines in its sole and absolute discretion not to fund such purchase of equipment or Capital Expenditure, then Lender has consented to the incurrence of such Indebtedness and the execution of such documents and agreements to be executed in connection therewith (which consent shall not be unreasonably withheld). Lender agrees that the flare described in subsection 7.19 is equipment required to be purchased by governmental authority mandate; and

                 (h) working capital Indebtedness not to exceed, in the aggregate, $4,500,000 incurred to refinance the LaSalle National Bank revolving line of credit described on Schedule 7.1; provided (i) simultaneously with the incurrence of such Indebtedness, Borrower grants to Lender, or confirms the grant of, a security interest in inventory, accounts receivable and general intangibles, and (ii) the lender extending such Indebtedness enters into such documents and agreements reasonably requested by Lender.

7.2      LIENS AND RELATED MATTERS

                 (A) NO LIENS. Borrower will not and will not permit any of its Subsidiaries directly or indirectly to create, incur, assume or permit to exist any Lien on or with respect to any property or asset (including any document or instrument with respect to goods or accounts receivable) of Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, except Permitted Encumbrances.

                 (B) NO NEGATIVE PLEDGES. Neither Borrower nor any Subsidiary of Borrower shall enter into or assume any agreement (other than the Loan Documents and the Subordinated

         Loan Documents) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired.

                 (C) NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO BORROWER. Except as provided herein, Borrower will not and will not permit any of its Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to: (1) pay dividends or make any other distribution on any of such Subsidiary's capital stock or other equity interest owned by Borrower or any Subsidiary of Borrower; (2) subject to subordination provisions satisfactory to Lender, pay any indebtedness owed to Borrower or any other Subsidiary; (3) make loans or advances to Borrower or any other Subsidiary; or (4) transfer any of its property or assets to Borrower or any other Subsidiary.

7.3      INVESTMENTS; JOINT VENTURES

         Borrower will not and will not permit any of its Subsidiaries directly or indirectly to make or own any Investment in any Person including any Joint Venture, except:

                 (a)  as set forth on Schedule 7.3; and

                 (b) Borrower and its Subsidiaries may make and own Investments in Cash Equivalents; provided that such Cash Equivalents are not subject to setoff rights in favor of the issuing bank arising from any banking relationship with Borrower or its Subsidiaries; and

                 (c) Borrower may purchase preferred stock of First Wave with the proceeds of Term Loan B provided (i) no Default or Event of Default has occurred and is continuing; (ii) the terms and conditions of such purchase are acceptable to Lender; and (iii) the conditions specified in subsections 3.2 and 3.3 shall have been satisfied.

7.4      CONTINGENT OBLIGATIONS

         Borrower will not and will not permit any of its Subsidiaries directly or indirectly to create or become or be liable with respect to any Contingent Obligation except:

                 (a) Contingent Obligations existing on the Closing Date and described in Schedule 7.4 annexed hereto; and

                 (b) Contingent Obligations with respect to Indebtedness permitted by subsection 7.1.

7.5      RESTRICTED JUNIOR PAYMENTS

         Borrower will not and will not permit any of its Subsidiaries to directly or indirectly declare, order, pay, make or set apart any sum for any Restricted Junior Payment, except:

                 (a) so long as no Default or Event of Default has occurred and is continuing or would arise as a result thereof and subject to the terms and provisions of the Pledge Agreements, Borrower may repurchase its capital stock from the Management Shareholders in accordance with the provisions of the Shareholder Agreement and Stock Purchase Agreement dated January 31, 1995 among First Wave, Borrower and Management Shareholders in effect as of the date hereof;

                 (b) Borrower may make payments and distributions to First Wave solely to permit First Wave to pay actual federal and state income taxes then due and owing by First Wave; provided, however, Borrower's contribution to taxes as a result of the filing of a consolidated return by First Wave shall not be greater, nor the receipt of tax benefits less, than they would have been had Borrower not filed a consolidated return with First Wave; and

                 (c) so long as no Default or Event of Default has occurred and is continuing or would arise as a result thereof, Borrower may make payments, dividends and distributions to First Wave solely to permit First Wave to pay scheduled installments of principal and interest on the First Wave Note as in effect on the date hereof.

7.6      RESTRICTION ON FUNDAMENTAL CHANGES

         Neither Borrower nor any of its Subsidiaries will: (a) amend, modify or waive any term or provision of their articles of incorporation or by-laws unless required by law provided in no event will Borrower amend, or permit the amendment of, Article Seven of the Articles of Incorporation of Borrower; (b) enter into any transaction of merger or consolidation; (c) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); (d) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its business or assets, or the capital stock of or other equity interests in any of its Subsidiaries, whether now owned or hereafter acquired; or (e) acquire by purchase or otherwise all or any substantial part of the business or assets of, or stock or other evidence of beneficial ownership of, any Person, except: (i) the Loan Parties may enter into transactions contemplated by the Acquisition Documents and may consummate the Acquisition; (ii) Borrower and its Subsidiaries may make Investments permitted under subsection 7.3; and (iii) any Subsidiary of Borrower may be merged with or into Borrower (provided that Borrower is the surviving entity) or any other Subsidiary of Borrower.

7.7      DISPOSAL OF ASSETS OR SUBSIDIARY STOCK

                 (A) Neither Borrower nor any of its Subsidiaries will sell, lease, transfer or otherwise dispose of any of its property, business or assets, or grant any Person an option to acquire any such property, business or assets except for dispositions of obsolete equipment not used or useful in the business.

                 (B) Borrower will not and will not permit any of its Subsidiaries directly or indirectly to issue, sell, assign, pledge or otherwise encumber or dispose of any of the shares of capital stock or other equity securities in Borrower or any such Subsidiary including warrants, rights or options to acquire shares or other equity securities of any of its Subsidiaries, except to Borrower.

7.8      RESTRICTION ON LEASES

         Borrower will not and will not permit any of its Subsidiaries to become or remain liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any lease (other than intercompany leases between Borrower and its Subsidiaries), if the aggregate amount of all rents paid by Borrower and its Subsidiaries under all such leases would exceed $200,000 in any Fiscal Year.

7.9      SALES AND LEASE-BACKS

         Borrower will not and will not permit any of its Subsidiaries directly or indirectly to become or remain liable as lessee or as guarantor or other surety with respect to any lease of any property whether real or personal or mixed or whether now owned or hereafter acquired which Borrower or any of its Subsidiaries has sold or transferred or intends to sell or transfer to any other Person.

7.10     TRANSACTIONS WITH AFFILIATES

         Borrower will not and will not permit any of its Subsidiaries directly or indirectly to enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of Borrower or with any director, officer or employee of any Loan Party, except (a) as set forth on Schedule 7.10, (b) transactions in the ordinary course of and pursuant to the reasonable requirements of the business of Borrower or any of its Subsidiaries and upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable to Borrower or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person that is not an Affiliate of Borrower and
(c) compensation arrangements which are governed by subsection 7.11 below. Notwithstanding the foregoing, except as permitted by subsection 7.11 below, no payments may be made with respect to any items set forth on Schedule 7.10 upon the occurrence and during the continuation of a Default or Event of Default.

7.11     MANAGEMENT FEES AND COMPENSATION

                 (A) Borrower will not and will not permit any other Loan Party or any of Borrower's Affiliates to pay any management, consulting or similar fees (collectively, "Management Fees") to any Affiliate of Borrower or to any director, officer or employee of any Loan Party except as set forth on Schedule 7.11.

                 (B) Borrower will not and will not permit any Subsidiary to pay compensation to the individuals identified on Schedule 7.11 in excess of those amounts set forth on Schedule 7.11, whether such compensation consists of salary, bonus, management, consulting or other fees, capital distributions, or other benefits or otherwise (collectively, "Salaries").

                 (C) Notwithstanding the foregoing, no payments may be made with respect to (i) Management Fees set forth on Schedule 7.11 upon the occurrence and during the continuance of a Default or Event of Default under subsection 8.1, (ii) Salaries payable to Eakin and David Ammons set forth on Schedule 7.11 upon the occurrence and during the continuance of a Default or Event of Default under subsection 8.1(A) and (iii) Salary payable to Frank Eakin set forth on Schedule
         7.11 upon the occurrence and during the continuance of a Default or Event of Default under subsection 8.1(A) which is not cured within 30 days after such Default or Event of Default.

7.12     ENVIRONMENTAL LIABILITIES

         Borrower will not and will not permit any Loan Party to: (a) violate any applicable Environmental Law; or (b) dispose of any Hazardous Materials into or onto or (except in accordance with applicable law) from, any real property owned, leased or operated by any Loan Party; or (c) permit any Lien imposed pursuant to any Environmental Law to be imposed or to remain on any real property owned, leased or operated by any Loan Party.

7.13     CONDUCT OF BUSINESS

         From and after the Closing Date, Borrower will not and will not permit any of its Subsidiaries to engage in any business other than businesses of the type described on Schedule 4.1(D).

7.14     CHANGES RELATING TO SUBORDINATED INDEBTEDNESS

         Borrower will not and will not permit any of its Subsidiaries to change or amend the terms of any Subordinated Indebtedness.

7.15     FISCAL YEAR

         Neither Borrower nor any Subsidiary of Borrower shall change its Fiscal Year.

7.16     COMPLIANCE WITH ERISA

         Neither Borrower nor any Subsidiary of Borrower shall:

                 (a) permit the occurrence of any Termination Event which would result in a liability to any Corporate Loan Party or ERISA Affiliate in excess of $100,000;

                 (b) permit the present value of all benefit liabilities under all Pension Plans to exceed the current value of the assets of such Pension Plans allocable to such benefit liabilities by more than $100,000;

                 (c) permit any accumulated funding deficiency in excess of $100,000 (as defined in Section 302 of ERISA and Section 412 of the IRC) with respect to any Pension Plan, whether or not waived;

                 (d) fail to make any contribution or payment to any Multiemployer Plan which any Corporate Loan Party or ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto which results in or is likely to result in a liability in excess of $100,000;

                 (e) engage, or permit any Corporate Loan Party or ERISA Affiliate to engage, in any prohibited transaction under Section 406 of ERISA or Section 4975 of the IRC for which a civil penalty pursuant to Section 502(i) of ERISA or a tax pursuant to Section 4975 of the IRC in excess of $100,000 is imposed;

                 (f) permit the establishment of any Employee Benefit Plan providing post-retirement welfare benefits or establish or amend any Employee Benefit Plan which establishment or amendment could result in liability to any Corporate Loan Party or ERISA Affiliate or increase the obligation of any Corporate Loan Party or ERISA Affiliate to a Multiemployer Plan which liability or increase, individually or together with all similar liabilities and increases, is material to any Corporate Loan Party or ERISA Affiliate; or

                 (g) fail, or permit any Corporate Loan Party or ERISA Affiliate to fail, to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the IRC and all other applicable laws and the regulations and interpretations thereof.

7.17     PRESS RELEASE; PUBLIC OFFERING MATERIALS

         Borrower will not and will not permit any Loan Party to disclose the name of Lender in any press release or in any prospectus, proxy statement or other materials filed with any governmental entity relating to a public offering of the capital stock of any Corporate Loan Party.

7.18     SUBSIDIARIES

         Borrower will not and will not permit any of its Subsidiaries to establish, create or acquire any new Subsidiary.

7.19     CAPITAL EXPENDITURE LIMITS

         The aggregate amount of all Capital Expenditures of Borrower and its Subsidiaries will not exceed $1,100,000 for the 1996 Fiscal Year and $750,000 in any Fiscal Year thereafter; provided, however, that a maximum of up to $250,000 per annum may be financed through Capital Leases and other Indebtedness. In addition to the foregoing, Borrower may make a one-time Capital Expenditure not to exceed $600,000 for the purchase of a flare and related equipment which is already on order.

7.20     FIXED CHARGE COVERAGE

         Borrower shall not permit Fixed Charge Coverage for the twelve (12) month period ending on the last day of each quarter to be less than 1.1.

7.21     LEVERAGE RATIO

         Borrower shall not permit Leverage Ratio as of and for the twelve (12) month period on the last day of each quarter to be greater than 6.0.

7.22     DEFINITIONS

         For purposes of this Section 7, the following terms shall have the following meanings:

         "CAPITAL EXPENDITURES" means, without duplication, for any period, the aggregate of all expenditures on a consolidated basis including deposits (whether paid in cash or property or accrued as liabilities and including the aggregate amount of all principal payments due for the entire term of all Capital Leases which are required to be capitalized on the balance sheet) made by Borrower and its Subsidiaries that, in conformity with GAAP, are required to be included in the property, plant, or equipment, or similar fixed asset account.

         "CAPITAL LEASE" means any lease of any property (whether real, personal or mixed) that, in conformity with GAAP, should be accounted for as a capital lease.

         "EBIDAT" means, without duplication, for any period, the following, each calculated for such period: (a) Net Income; plus (b) any provision for (or less any benefit from) income or franchise taxes included in the determination of Net Income; plus (c) Interest Expense deducted in the determination of Net Income; plus (d) amortization and depreciation deducted in the determination of Net Income; plus (e) losses from (or less gains from) asset dispositions or other non-cash items (excluding sales, expenses or losses related to current assets) included in the determination of Net Income; less
(f) after tax extraordinary gains (or plus after tax extraordinary losses) (in each case as defined under GAAP); plus (g) expenses of the Related Transactions included in the determination of Net Income provided that such expenses were accrued for or otherwise identified in the Pro Forma delivered by Borrower to Lender at closing; less (h) changes pursuant to the last sentence of subsection
6.9 applicable to, but not included in, such Pro Forma.

         "FIXED CHARGE COVERAGE" means, for any period, (a) EBIDAT, less (b) the unfinanced portion of Capital Expenditures; divided by (c) Fixed Charges.

         "FIXED CHARGES" means, without duplication, for any period, the following, each calculated for such period: (a) Interest Expenses; plus (b) any provision for (or less any benefit from) income or franchise taxes included in the determination of Net Income, adjusted for the net change in deferred tax and liability accounts; plus (c) scheduled payments of principal with respect to all Indebtedness (including scheduled payments of Capital Leases) of Borrower and its Subsidiaries on a consolidated basis, plus (d) Restricted Junior Payments with respect to Borrower made in cash.

         "INTEREST EXPENSES" means, without duplication, for any period, the following, each calculated for such period: interest expense (net of any interest income) deducted in the determination of Net Income excluding: (a) the amortization of fees and costs incurred with respect to the Related Transactions which have been capitalized as transaction costs; and (b) any interest paid in kind.

         "LEVERAGE RATIO" means, for any period, (a) total Indebtedness as of the last day of such period, divided by (b) EBIDAT, for such period.

         "NET INCOME" means, for any period, the net income (or loss) of Borrower after provision for or benefit from income and franchise taxes determined in accordance with GAAP, but excluding: (a) the income (or loss) of any Person (other than Subsidiaries of Borrower) in which Borrower has an ownership interest unless received by Borrower in a cash distribution; and (b) the income (or loss) of any Person accrued prior to the date it became a Subsidiary of Borrower or is merged into or consolidated with Borrower.

7.23 ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS UNDER AGREEMENT

         For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP. Financial statements and other information furnished to Lender pursuant to subsection 6.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation. No "Accounting Changes" (as defined below) shall effect financial covenants, standards or terms in this Agreement; provided, that Borrower shall prepare footnotes to each Compliance Certificate and the financial statements required to be delivered hereunder that show the differences between the financial statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes). "Accounting Changes" means: (a) changes in accounting principles required by GAAP and implemented by Borrower;
(b) changes in accounting principles recommended by Borrower's certified public accountants; and (c) changes in carrying value of Borrower's (or any of its Subsidiaries') assets, liabilities or equity accounts resulting from (i) the application of purchase accounting principles (A.P.B. 16 and/or 17 and EITF 88-16 and FASB 109) to the Related Transactions or (ii) as the result of any other adjustments that, in each case, were applicable to, but not included in, the Pro Forma delivered by Borrower to Lender. All such adjustments resulting from expenditures made subsequent to the Closing Date (including, but not limited to, capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBIDAT in such period.

                                   SECTION 8

                          DEFAULT, RIGHTS AND REMEDIES

8.1      EVENT OF DEFAULT

         "Event of Default" shall mean the occurrence or existence of any one or more of the following:

                 (A) PAYMENT. Failure to pay (i) any installment of principal or interest of the Loan within ten (10) days after the date such payment is due, or (ii) any other amount due under this Agreement or any other Loan Document within twenty (20) days after delivery of notice from Lender with respect thereto; or

                 (B) DEFAULT IN OTHER AGREEMENTS. (1) Failure of Borrower, any of Borrower's Subsidiaries, any other Loan Party or Resources to pay when due or within any applicable grace period any principal or interest on Indebtedness (other than the Loans) or any Contingent Obligations or (2) breach or default of Borrower, any of Borrower's Subsidiaries, any other Loan Party or Resources with respect to any Indebtedness (other than the Loans) or any Contingent Obligations, if the effect of such failure to pay, default or breach is to cause or to permit the holder or holders then to cause Indebtedness and/or Contingent Obligations to become or be declared due prior to their stated maturity, whether or not such failure to pay, default or breach is waived by such holder or holders; or

                 (C) BREACH OF CERTAIN PROVISIONS. (A) Failure of Borrower to perform or comply with any term or condition contained in subsections 5.1, 5.5(B) or 5.6 or contained in Section 7; or (B) failure of any Guarantor to perform or comply with any term or condition contained in the Guaranty executed by such Guarantor; or

                 (D) BREACH OF WARRANTY. Any representation, warranty, certification or other statement made by any Loan Party or Resources in any Loan Document or in any statement or certificate at any time given by such Person in writing pursuant or in connection with any Loan Document is false in any material respect on the date made; or

                 (E) OTHER DEFAULTS UNDER LOAN DOCUMENTS. Borrower, any other Loan Party or Resources defaults in the performance of or compliance with any term contained in this Agreement or the other Loan Documents and such default is not remedied or waived within thirty
         (30) days after receipt by Borrower of
         notice from Lender of such default (other than occurrences described in other provisions of this subsection 8.1 for which a different grace or cure period is specified or which constitute immediate Events of Default); or

                 (F)      INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.
         (1) A court enters a decree or order for relief with respect to Borrower, any of its Subsidiaries, any Guarantor, any other Loan Party or Resources in an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law; or (2) the continuance of any of the following events for forty-five (45) days unless dismissed, bonded or discharged: (a) an involuntary case is commenced against Borrower, any of its Subsidiaries, any Guarantor, any other Loan Party or Resources, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (b) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower, any of its Subsidiaries, any Guarantor, any other Loan Party or Resources, or over all or a substantial part of its property, is entered; or (c) an interim receiver, trustee or other custodian is appointed without the consent of Borrower, any of its Subsidiaries, any Guarantor, any other Loan Party or Resources, for all or a substantial part of the property of Borrower, any such Subsidiary, any Guarantor, any other Loan Party or Resources; or

                 (G)      VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.
         (1) An order for relief is entered with respect to Borrower, any of its Subsidiaries, any Guarantor, any other Loan Party or Resources; or
         (2) Borrower, any of its Subsidiaries, any Guarantor, any other Loan Party or Resources commences a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (3) Borrower, any of its Subsidiaries, any Guarantor, any other Loan Party or Resources makes any assignment for the benefit of creditors; or (4) the Borrower, any of its Subsidiaries, any Guarantor, any other Loan Party or Resources adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this subsection 8.1(G); or

                 (H) GOVERNMENTAL LIENS. Any lien, levy or assessment is filed or recorded with respect to or otherwise imposed upon all or any part of the Collateral or the assets of Borrower, any of its Subsidiaries, any other Loan Party or Resources by the United States or any department or instrumentality thereof or by any state, county, municipality or other governmental agency (other than Permitted Encumbrances) and such lien, levy or assessment is not stayed, vacated, paid or discharged within ten (10) days; or

                 (I) JUDGMENT AND ATTACHMENTS. Any money judgment, writ or warrant of attachment, or similar process (other than those described in subsection 8.1(H)) involving (1) an amount in any individual case in excess of $100,000 or (2) an amount in the aggregate at any time in excess of $250,000 (in either case not adequately covered by insurance as to which the insurance company has acknowledged coverage) is entered or filed against Borrower or any of its Subsidiaries, any other Loan Party, Resources or any of their respective assets and remains undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

                 (J) DISSOLUTION. Any order, judgment or decree is entered against Borrower, any of its Subsidiaries, any Guarantor, any other Loan Party or Resources decreeing the dissolution or split up of Borrower, that Subsidiary, Guarantor, such Loan Party or Resources and such order remains undischarged or unstayed for a period in excess of twenty (20) days; or

                 (K) SOLVENCY. Borrower, any Guarantor, any other Loan Party or Resources ceases to be solvent or admits in writing its present or prospective inability to pay its debts as they become due; or

                 (L) INJUNCTION. Borrower or any of its Subsidiaries or any Guarantor is enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business and such order continues for more than thirty (30) days; or

                 (M) ERISA - PENSION PLANS. (1) Any Corporate Loan Party or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 of the IRC, any Corporate Loan Party or any ERISA Affiliate is required to pay as contributions thereto and such failure results in or is likely to result in a Material Adverse Effect; or (2) an accumulated funding deficiency in excess of $100,000 occurs or exists, whether or not waived, with respect to any Pension Plan; or (3) a Termination Event occurs which results in or is likely to result in a Material Adverse Effect; or

                 (N) ERISA - MULTIEMPLOYER PLANS. Any Corporate Loan Party or any ERISA Affiliate as employers under one or more Multiemployer Plans makes a complete or partial withdrawal from such Multiemployer Plans and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding $100,000; or

                 (O) INVALIDITY OF LOAN DOCUMENTS. Any of the Loan Documents for any reason, other than a partial or full release in accordance with the terms thereof, ceases to be in full force and effect or is declared to be null and void, or any Corporate Loan Party or Resources denies that it has any further liability under any Loan Documents to which it is party, or gives notice to such effect; or

                 (P) DAMAGE, STRIKE, CASUALTY. Any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of Borrower, any of its Subsidiaries, Resources or any other Loan Party if any such event or circumstance could reasonably be expected to have a Material Adverse Effect; or

                 (Q) LICENSES AND PERMITS. The loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by Borrower, any of its Subsidiaries, Resources or any other Loan Party, if such loss, suspension, revocation or failure to renew could have a Material Adverse Effect; or

                 (R)      FAILURE OF SECURITY.   Lender does not have or ceases
         to have a valid and perfected first priority security interest in the Collateral (subject to Permitted Encumbrances), in each case, for any reason other than the failure of Lender to take any action within its control; or

                 (S) CHANGE IN CONTROL. (A) First Wave ceases to own and control, directly, at least 80% of the issued and outstanding shares of each class of capital stock of Borrower, free and clear of all Liens (other than those in favor of Lender); (B) Eakin ceases to own and control, directly, at least 100% of the issued and outstanding voting shares of each class of capital stock of First Wave, free and clear of all Liens; provided, however, with respect to this clause
         (B), if Frank Eakin and/or David Ammons exercises their option to convert their non-voting capital stock of First Wave to voting capital stock of First Wave, guarantees the Obligations as set forth in subsection 5.12(C) of this Agreement, then such percentage threshold shall be lowered to the percentage equal to 100% minus the amount of such voting capital stock owned by Frank Eakin and David Ammons, in the aggregate; or (C) Resources ceases to beneficially own and control, directly or indirectly, 100% of the equity interests of Shipholding, free and clear of all Liens; or

                 (T) BOARD SEAT. An individual designated by Resources is not a member of the Board of Directors of Borrower, provided in the event of the death of the then acting Resources Designated Director (as defined in the Shareholder Agreement), an Event of Default shall not be deemed to occur





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
         if a new Resources Designated Director is elected to the Board of Directors, within 30 days of the vacancy.

8.2      ACCELERATION

         Upon the occurrence of any Event of Default described in the foregoing subsections 8.1(F) or 8.1(G), the unpaid principal amount of and accrued interest and fees on the Term Loans and all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other requirements of any kind, all of which are hereby expressly waived by Borrower. Upon the occurrence and during the continuance of any other Event of Default, Lender may declare all or any portion of the Loans and all or some of the other Obligations to be, and the same shall forthwith become, immediately due and payable together with accrued interest thereon, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other requirements of any kind, all of which are hereby expressly waived by Borrower.

8.3      PERFORMANCE BY LENDER.

         If Borrower, any other Loan Party or Resources shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, Lender may perform or attempt to perform such covenant, duty or agreement on behalf of Borrower after the expiration of any cure or grace periods set forth herein or therein. In such event, Borrower shall, at the request of Lender, promptly pay any amount reasonably expended by Lender in such performance or attempted performance to Lender, together with interest thereon at the rate of interest in effect upon the occurrence of an Event of Default as specified in subsection 2.2(A) from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly agreed that Lender shall not have any liability or responsibility for the performance of any obligation of Borrower, any other Loan Party or Resources under this Agreement or any other Loan Document.

                                   SECTION 9

                          ASSIGNMENT AND PARTICIPATION

9.1      ASSIGNMENTS AND PARTICIPATIONS IN LOANS AND NOTES.

         Lender may assign its rights and delegate its obligations under this Agreement and further may assign, or sell participations in, all or any part of the Loans to an Affiliate or to another Person.





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
                                   SECTION 10

                                 MISCELLANEOUS

10.1     EXPENSES AND ATTORNEYS' FEES

         Whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to promptly pay all fees, costs and expenses incurred by Lender in connection with any matters contemplated by or arising out of this Agreement or the other Loan Documents including the following, and all such fees, costs and expenses shall be part of the Obligations, payable on demand and secured by the Collateral: (a) reasonable fees, costs and expenses (including attorneys' fees, allocated costs of internal counsel and fees of environmental consultants, industry consultants, accountants and other professionals retained by Lender) incurred in connection with the examination, review, due diligence investigation, documentation and closing of the financing arrangements evidenced by the Loan Documents; (b) fees, costs and expenses (including reasonable attorneys' fees, allocated costs of internal counsel and fees of environmental consultants, industry consultants, accountants and other professionals retained by Lender) incurred in connection with the negotiation, preparation, execution and administration of the Loan Documents, the Loans, the Related Transactions Documents and any amendments, modifications and waivers relating thereto and all fees, costs and expenses incurred by Lender in connection with the inspections and investigations described in subsection 5.6;
(c) fees, costs and expenses incurred in creating, perfecting and maintaining perfection of Liens in favor of Lender, pursuant to any Loan Document, including lien search fees, filing and recording fees, taxes and expenses, title insurance policy fees, fees and expenses of attorneys for providing such opinions as Lender may reasonably request and fees and expenses of attorneys to Lender; (d) fees, costs and expenses (including attorneys' fees and allocated costs of internal counsel) incurred in connection with the review, documentation, negotiation, closing and administration of any subordination or intercreditor agreements; (e) fees, costs, expenses (including attorneys' fees and allocated costs of internal counsel) and costs of settlement incurred in collecting upon or enforcing rights against the Collateral; and (f) fees, costs and expenses (including attorneys' fees, allocated costs of internal counsel and fees of other professionals retained by Lender) incurred in any action to enforce this Agreement or the other Loan Documents or to collect any payments due from Borrower, any other Loan Party or Resources under this Agreement, the Notes or any other Loan Document or incurred in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement, whether in the nature of a "workout" or in connection with any insolvency or bankruptcy proceedings or otherwise.

10.2     INDEMNITY

         In addition to the payment of expenses pursuant to subsection 10.1, whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to indemnify, pay and hold Lender and any holder of any of the Notes, and the officers, directors,





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
employees, agents, affiliates and attorneys of Lender and such holders (collectively called the "Indemnities") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, broker's or finders fees, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnities in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of
(a) the negotiation, execution, delivery, performance, administration, or enforcement of any of the Related Transactions Documents, (b) any of the transactions contemplated by the Related Transactions Documents, (c) any breach by Borrower, any other Loan Party or Resources of any representation, warranty, covenant, or other agreement contained in any of the Related Transactions Documents, (d) the presence, release, threatened release, disposal, removal, or cleanup of any Hazardous Material located on, about, within or affecting any of the properties or assets of any Loan Party or any of their Subsidiaries or any violation of any applicable Environmental Law for which any Loan Party is liable, (e) the statements contained in the commitment letters, if any, delivered by Lender, (f) Lender's agreement to make the Loans hereunder, or (i) the use or intended use of the proceeds of any of the Loans (the foregoing liabilities herein collectively referred to as the "Indemnified Liabilities"); provided that Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnities or any of them.

10.3     AMENDMENTS AND WAIVERS

         Except as otherwise provided herein, no amendment, modification, termination or waiver of any provision of this Agreement, the Notes or any other Loan Document, or consent to any departure by any Loan Party or Resources therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Lender to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on Borrower, any other Loan Party or Resources in any case shall entitle Borrower, any other Loan Party or Resources to any other or further notice or demand in similar or other circumstances.
Any amendment, modification, termination, waiver or consent effected in accordance





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with this subsection 10.3 shall be binding upon each holder of the Notes at the time outstanding, each future holder of the Notes, and, if signed by a Loan Party or Resources, on such Loan Party or Resources.

10.4     INTENTIONALLY OMITTED


10.5     NOTICES

         Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied, telexed or sent by overnight courier service or United States mail and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by telecopy or telex, on the date of transmission if transmitted on a Business Day before 4:00 p.m. (Atlanta time) or, if not, on the next succeeding Business Day; (c) if delivered by overnight courier, two days after delivery to such courier properly addressed; or (d) if by U.S. Mail, four Business Days after depositing in the United States mail, with postage prepaid and properly addressed.

         Notices shall be addressed as follows:

         If to Borrower:                   Newpark Shipbuilding and Repair, Inc.
                                           8502 Cypress Street
                                           Houston, Texas 70112
                                           Attention: Samuel F. Eakin
                                           Telecopy: (504) 292-8100

         With a copy to:                   Breazeale, Sachse & Wilson, LLP
                                           23rd floor, One American Place
                                           P. O. Box. 3197
                                           Baton Rouge, Louisiana 70816
                                           Attention: Robert Bowsher, Esq.
                                           Telecopy: (504) 387-5397

         With a courtesy copy to:          Newpark Resources, Inc.
                                           3850 North Causeway Blvd.
                                           Suite 1770
                                           Metairie, LA 70002-1752
                                           Attention:  Matthew Hardey
                                           Telecopy: (504) 833-9506

         With a courtesy copy to:          First Wave Marine, Inc.
                                           4000 S. Sherwood Forest Boulevard
                                           Suite 603
                                           Baton Rouge, LA 70816
                                           Attention: Samuel F. Eakin
                                           Telecopy: (504) 292-8100

         If to Lender:                     Heller Financial Leasing, Inc.
                                           900 Circle 75 Parkway, N.W.
                                           Suite 1800
                                           Atlanta Georgia 30339
                                           Attention: Credit Manager
                                           Commercial Equipment Finance Division
                                           Telecopy:  (770) 980-6090

         With a copy to:                   Heller Financial Leasing, Inc.
                                           900 Circle 75 Parkway, N.W.
                                           Suite 1800
                                           Atlanta Georgia 30339
                                           Attention: Elizabeth A. Edelman, Esq.
                                           Telecopy:  (770) 980-6215

or to such other address as the party addressed shall have previously designated by written notice to the serving party,

given in accordance with this subsection 10.5. A notice not given as provided above shall, if it is in writing, be deemed given if and when actually received by the party to whom given. The parties hereto hereby agree that the failure to deliver a courtesy copy of any notice provided hereunder to Resources or First Wave shall not effect the validity or enforceability of such notice to Borrower or any other party hereto.

10.6     SURVIVAL OF WARRANTIES AND CERTAIN AGREEMENTS

         All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loans hereunder and the execution and delivery of the Notes. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrower set forth in subsections 10.1, 10.2 and 10.15 shall survive the payment of the Loans and the termination of this Agreement.

10.7     FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE

         No failure or delay on the part of Lender or any holder of any Note in the exercise of any power, right or privilege hereunder or under the Notes or any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement, the Notes and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

10.8     MARSHALING; PAYMENTS SET ASIDE

         Lender shall not be under any obligation to marshal any assets in favor of any Loan Party, Resources or any other party or against or in payment of any or all of the Obligations. To the extent that any Loan Party or Resources makes a payment or payments to Lender, or Lender enforces their security interests or exercise its rights of setoff, and such payment or payments or the proceeds of such





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enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

10.9     INDEPENDENCE OF COVENANTS

         All covenants hereunder shall be given in any jurisdiction independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

10.10    SEVERABILITY

         The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Agreement, the Notes or other Loan Documents shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement, the Notes or other Loan Documents or of such provision or obligation in any other jurisdiction.

10.11    HEADINGS

         Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

10.12    APPLICABLE LAW

         THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

10.13    SUCCESSORS AND ASSIGNS; SUBSEQUENT HOLDERS OF NOTES

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that Borrower may not assign its rights or obligations hereunder without the written consent of Lender.

10.14    NO FIDUCIARY RELATIONSHIP

         No provision in this Agreement or in any of the other Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty by Lender to Borrower, any other Loan Party or Resources.





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10.15    LIMITATION OF LIABILITY

         Neither Lender nor any affiliate, officer, director, employee, attorney, or agent of Lender shall have any liability with respect to, and Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Borrower hereby waives, releases, and agrees not to sue Lender or any of Lender's affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the Related Transactions Documents.

10.16    NO DUTY

         All attorneys, accountants, appraisers, and other professional Persons and consultants retained by Lender shall have the right to act exclusively in the interest of Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to Borrower or any of Borrower's partners or any other Person.

10.17    ENTIRE AGREEMENT

         This Agreement, the Notes, and the other Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto.

10.18    CONSTRUCTION

         Lender and Borrower acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by Lender and Borrower.

10.19    CONSENT TO JURISDICTION AND SERVICE OF PROCESS

         BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO LENDER'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS,





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AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN
CONNECTION WITH THIS AGREEMENT, SUCH NOTE, SUCH OTHER LOAN DOCUMENT OR SUCH OBLIGATION. BORROWER DESIGNATES AND APPOINTS CT CORPORATION SYSTEM AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY BORROWER WHICH IRREVOCABLY AGREE IN WRITING TO SO SERVE AS ITS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY BORROWER TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO BORROWER AT ITS ADDRESS PROVIDED IN SUBSECTION 10.5 EXCEPT THAT UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY BORROWER REFUSES TO ACCEPT SERVICE, BORROWER HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF LENDER TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

10.20    WAIVER OF JURY TRIAL

         BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION AND THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. BORROWER AND LENDER ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF LENDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. BORROWER AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER AND LENDER FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

10.21    CONFIDENTIALITY

         Lender agrees to exercise its best efforts to keep any non-public information delivered or made available to Lender pursuant to the Loan Documents, which Borrower has identified in writing to the Lender as confidential information, confidential from any Person other than Persons employed or retained by Lender who are or are expected to become engaged in
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structuring or administering the Loans; provided that, nothing herein shall prevent Lender from disclosing such information to any bona fide assignee, transferee or participant that has agreed to comply with this subsection 10.21 in connection with the contemplated assignment or transfer of any Loans or participation therein or as required or requested by any governmental agency or representative thereof or pursuant to legal process or as required in connection with the exercise of any remedy under the Loan Documents.

10.22    COUNTERPARTS; EFFECTIVENESS

         This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

                    [remainder of page intentionally blank]





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         Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

                                        HELLER FINANCIAL LEASING, INC.,
                                        a Delaware corporation


                                        By: /s/ MICHAEL B. NAWARA
                                           ----------------------------
                                        Title:  Asst. Vice President
                                              -------------------------


                                        NEWPARK SHIPBUILDING AND REPAIR,
                                        INC., a Texas corporation


                                        By: /s/ SAMUEL F. EAKIN
                                           ----------------------------
                                        Title:  CEO
                                              -------------------------





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